Exhibit 10.12(a)

March 8, 2011

Re:                             Offer Letter

Dear Michael:

On behalf of Nevro Corp. (the “Company”), I am pleased to offer you employment with the Company on the terms set forth in this letter (this “Agreement”).  We have enjoyed our interactions with you and believe that you will provide the Company with the type of leadership that it needs at this time.  We believe the Company represents an extraordinary opportunity for you as well.

1.                                      Position and Duties.  Commencing on March 9, 2011 or such other date as shall be mutually agreed between you and the Company (the date you actually commence employment is referred to herein as the “Commencement Date”), you shall serve as the President and Chief Executive Officer of the Company and shall also serve as a member of the Board of Directors of the Company (the “Board”).  In addition, the Board will elect you to the position of Chairman, with such election to be effective on the date six months after the Commencement Date.  You shall report directly to the Board.  Your duties and authority as Chairman, President and Chief Executive Officer shall be prescribed by the Board and shall be commensurate with the duties and authority as are customarily associated with such positions at a company of comparable size and with a similar business as the Company.  Subject to Section 8 below, you agree that while serving as Chairman, President and Chief Executive Officer under this Agreement you shall commit substantially all of your business time and attention to your positions and duties as described in this Section 1.

2.                                      Employment at Will.  Both you and the Company shall have the right to terminate your employment with the Company at any time, with or without cause, and without prior notice.

3.                                      Compensation and Benefits.  In consideration for your services to the Company hereunder, you shall receive the following compensation and benefits from the Company.

(a)                                 Base Salary.  Your base salary shall be $500,000 per year (as may be adjusted in accordance with this Section 3(a), the “Base Salary”), which will be paid in accordance with the Company’s customary payroll practices.  The Board or Compensation Committee of the Board (the “Compensation Committee”) shall review your Base Salary on a periodic basis, consistent with the Company’s compensation review practices.  During the course of such review, the Board or Compensation Committee may modify your Base Salary and other compensation as it deems appropriate, provided, that neither the Board or the Compensation Committee may reduce your Base Salary except to the extent (i) the reduction, together with any prior reductions, does not exceed 20% of your Base Salary as in effect prior to the first of any such reductions and (ii) the reduction affects all senior management employees of the Company proportionally.

(b)                                 Annual Bonus.   You shall be provided an annual performance bonus opportunity targeted at fifty percent (50%) of your Base Salary (“Target Bonus”) to be earned out based on the achievement of annual performance targets to be determined by the Board or the Compensation Committee (the “Annual Bonus”).  The targets will be established by the Board or the Compensation Committee after consultation with you at the start of each fiscal year (except for the year 2011 in which case the targets will be set within 60 days following the Commencement Date).  Annual Bonus payments for 2011, as well as for future years, will be determined by the Board or the Compensation Committee and will be (i) based on achievement of such performance targets, as determined by the Board or the Compensation Committee, and (ii) except as otherwise provided herein, payable to you at the same time as bonuses for other Company executives are paid and, in any event, prior to March 15 of the year following the year to which such Annual Bonus relates.  Your Annual Bonus will be pro-rated for any partial year of service.

(c)                                  Benefits.  You shall be entitled to all rights and benefits for which you are eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally.

(d)                                 Initial Equity Grant.  No later than 45 days following the Commencement Date, the Company shall take such actions as shall be necessary to grant you the right to purchase (the “Stock Purchase Right”) the number of shares of the Company’s common stock (the “Common Stock”) equal to six percent (6%) of the Company’s outstanding capital stock as of the Commencement Date, calculated based on the Fully Diluted Capitalization of the Company (as defined in the next sentence) at a per-share purchase price equal to the per-share fair market value of the underlying shares on the date of grant, as determined reasonably by the Board in good faith.  For the purposes of this Agreement, “Fully Diluted Capitalization” includes all outstanding shares of capital stock plus all shares subject to issuance under outstanding options or warrants plus all shares of capital stock reserved for future issuance under the Company’s 2007 Stock Incentive Plan (the “Plan”) that are not subject to outstanding options or other equity awards plus, to the extent not already included in the foregoing, all shares purchased by you, or subject to your right to purchase, pursuant to this Section 3(d) and Section 3(f).  The Stock Purchase Right will be granted under the Plan.  Any shares of Common Stock purchased upon exercise of the Stock Purchase Right (the “Restricted Stock”) shall be subject to a right of repurchase in favor of the Company at the original purchase price thereof (the “Right of Repurchase”).  The Restricted Stock shall vest, and the Right of Repurchase lapse,  with respect to thirty-three and one-third percent (33 1/3%) of the total shares of Restricted Stock on the first anniversary of the Commencement Date and with respect to 1/36th of such shares of Restricted Stock on each monthly anniversary of the Commencement Date thereafter so that the Restricted Stock shall be fully vested and the Right of Repurchase fully lapsed on the third anniversary of the Commencement Date, in each case, subject to your continued service to the Company hereunder except as otherwise provided herein.  You will be permitted to purchase the shares of Restricted Stock using a full recourse promissory note, equal to the value of the entire purchase, in a form attached hereto as Exhibit A, to the Company bearing an interest rate equal to the Applicable Federal Rate.  The Restricted Stock shall be subject to the terms of the  Plan and a restricted stock purchase agreement (the “Restricted Stock Purchase Agreement”) in the form attached hereto as Exhibit B to be entered into between you and the Company.

(e)                                  Subsequent Option or Options.  As soon as administratively practicable following a “Subsequent Option Date,” the Company shall take such actions as shall be necessary to grant you an option (a “Subsequent Option” or “Option”) that, collectively with the Stock Purchase Right and any other Subsequent Option previously granted (the “Equity Awards”) shall give you the right to purchase an aggregate number of shares of the Company’s Common Stock based on the “Fully Diluted Capitalization” on the date of grant of such Subsequent Option such that the aggregate number of shares of Common Stock issued or issuable pursuant to the Equity Awards represent six percent (6%) of such Fully Diluted Capitalization.  For purposes of this Section 3(e), “Fully Diluted Capitalization” shall include any Common Stock or capital stock of the Company that may be issued in connection with the financing or other transaction in the process of being carried out at the time of the Subsequent Option Date (up to the aggregate $30 million limit discussed in the sentence that immediately follows) plus any shares issuable under the Subsequent Option then being granted to you under this Section 3(e).  “Subsequent Option Date” shall mean a date on which a financing or other transaction (other than the issuance of stock to you pursuant to this Agreement) occurs subsequent to the Commencement Date in which capital stock of the Company is to be issued and which, together with prior financings or other such transactions in all cases occurring subsequent to the Commencement Date, does not exceed $30 million, or if it does, the amount of Common Stock subject to the Subsequent Option being granted shall be determined based on the amount of $30 million less the amount of such prior financings and other transactions in all cases occurring after the Commencement Date, in each case valued as determined in connection with such prior financings or transactions.  The per-share exercise price for a Subsequent Option shall be equal to the per-share fair market value of the underlying shares on the date of grant, as determined reasonably by the Board in good faith, following its review of a valuation intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be payable using shares otherwise issuable upon exercise of the Subsequent Option.  A Subsequent Option shall vest and become exercisable with respect to thirty-three and one-third percent (33 1/3%) of the shares of the Common Stock subject thereto on the first anniversary of the Commencement Date and with respect to 1/36th of the total number of shares of Common Stock subject to the Subsequent Option on each monthly anniversary of the Commencement Date thereafter such that the Subsequent Option shall be fully vested and exercisable on the third anniversary of the Commencement Date, in each case, subject to your continued service to the Company except as provided hereunder.  A Subsequent Option shall be an “incentive stock option” within the meaning of and to the maximum extent permitted by Section 422 of the Code without having the exercise price exceed fair market value on the date of grant.  A Subsequent Option shall be subject to the terms of the Plan and an option agreement (a “Subsequent Option Agreement”) in the form attached hereto as Exhibit C to be entered into between you and the Company.

(f)                                   Preferred Stock.  Subject to your execution of a stock purchase agreement in the form attached hereto as Exhibit D (the “Stock Purchase Agreement”), starting on the Commencement Date you shall be entitled to purchase that number of shares of Company Series A Preferred Stock (the “Preferred Stock”) that represents one percent (1%) of the Fully Diluted Capitalization of the Company as of the Commencement Date, for a purchase price equal to $0.364 per share.  The right to purchase the Preferred Stock will lapse to the extent unexercised, on the three-month anniversary of the Commencement Date.  Any Preferred Stock purchased by you will be fully vested as of the date of purchase.  In connection with the purchase of Preferred Stock, you will be required to enter into the Company’s Amended and Restated Stockholders’ Agreement attached hereto as Exhibit E and Amended and Restated Registration Rights Agreement attached hereto as Exhibit F.  For the sake of clarification, your rights as Preferred Stockholder shall be determined in accordance with the terms of the agreements set forth in this Section 3(f) and, except as specifically provided in this Agreement, such determination shall be without reference to this Agreement or your employment thereunder.

(g)                                 Expenses.  The Company shall reimburse you for business expenses that are reasonable and necessary for you to perform, and were incurred by you in the course of the performance of your duties pursuant to this Agreement and in accordance with the Company’s general policies.   The Company also shall reimburse you for reasonable legal fees incurred in connection with your entering into this Agreement up to a maximum of $15,000.00.  In addition, the Company shall reimburse or directly pay the costs incurred by you for commuting from the Minneapolis, Minnesota area to the Company’s principal offices in Menlo Park, California.  The expenses referred in this Section 3(g) shall be paid directly by the Company or reimbursed upon your submission of vouchers and an expense report in such form as may be required by the Company consistent with the Company’s policies in place from time-to-time.

(h)                                 Indemnification.  You shall be entitled to enter into the Company’s standard form of Indemnification Agreement.  In addition, the Company agrees to maintain Directors and Officers Liability Insurance providing a level of protection of no less than $5,000,000 for so long as you serve as a director and/or officer of the Company.

4.                                      Change in Control.  In the event of a Change in Control of the Company, subject to your continued employment through the date of such Change in Control, the Options and Restricted Stock shall become immediately and fully vested and, if applicable, exercisable with respect to one hundred percent (100%) of the unvested shares subject thereto and the Right of Repurchase thereon shall immediately and fully lapse, in each case, as of immediately prior to the occurrence of such Change in Control.  In all events, you shall be able to cash out your equity to the same extent as and on the same basis that other non-employee shareholders cash out their equity, determined on a class-by-class basis.

5.                                      Severance.  Upon your termination of employment, you shall receive any accrued but unpaid Base Salary and other accrued and unpaid compensation, including vacation pay.  If the termination of your employment constitutes a termination by the Company without Cause or a Constructive Termination (each, a “Covered Termination”), provided that you first return all Company property in your possession and, within thirty (30) days following the Covered Termination, execute and do not revoke (during any applicable revocation period) a general release of all claims against the Company and its affiliates in the form set forth on Exhibit G (a “Release”), you shall also be entitled to receive the severance benefits set forth in clauses (a), (b) and (c) below.

(a)                                 Continued Base Salary and Annual Bonus.  During the Severance Period (as defined below), the Company shall pay you an amount equal to the sum of your annual Base Salary (as in effect immediately prior to any reduction giving rise to your right to resign your employment for a Constructive Termination) plus your Target Bonus, to be paid, subject to Section 6 below, in substantially equal installments in accordance with the Company’s standard payroll practices.  In addition, the Company shall pay you a pro-rated portion of your Target Bonus for the year of termination, such payment to be made as soon as administratively practicable after the Release is no longer subject to revocation.

(b)                                 COBRA Coverage.  To the extent you elect to continue medical, dental or vision benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group plans, the Company will directly pay or reimburse you for the cost to continue coverage under COBRA for you and/or your eligible dependents during the period commencing on the date of the Covered Termination and ending upon the last day of the Severance Period (or, if earlier, the date on which you and/or your eligible dependents become eligible for comparable benefits from another employer).

(c)                                  Accelerated Vesting.  Your Options and Restricted Stock shall continue to vest and, if applicable, become exercisable and the Right of Repurchase lapse as though you remained employed by the Company during the Severance Period.  In addition, your vested Options, including those that vest pursuant to the preceding sentence, shall remain exercisable until the date that is three months after the date the Severance Period ends.  Notwithstanding the foregoing, in the event that (i) a definitive agreement that results in a Change in Control is entered into by the Company prior to your termination of employment or (ii) a Change in Control occurs during the first six months of the  Severance Period, your Options and Restricted Stock shall vest in full, the Right of Repurcahse shall fully lapse and your Options shall become fully exercisable, as of immediately prior to such Change in Control.

6.                                      Section 409A.

(a)                                 Separation from Service.  Notwithstanding any provision to the contrary in this Agreement, the date of your “separation from service,” as defined in section 409A of the Code and the Department of Treasury regulations promulgated and other guidance  issued thereunder ( collectively, “Section 409A”),  and as determined by applying the default presumptions in Treas. Reg. § 1.409A-1(h)(1)(ii)), shall be treated as the date of your termination of employment for purposes (but only for the purposes) of determining the time of payment of any amount that becomes payable to you hereunder upon your termination of employment and that is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Section 409A. Notwithstanding any other provision herein to the contrary, any amount that becomes payable to you under Section 5(a) upon your termination of employment and that is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Section 409A, shall be paid to you, or shall commence to be paid to you, on the 40th day following the date of your separation from service, and for the purposes of Section 5(a), any payments that would have been paid to you prior to such 40th day absent application of this provision shall be paid to you in a cash lump sum on such 40th day.

(b)                                 Specified Employee.  Notwithstanding any provision to the contrary in this Agreement, if you are  a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A (a “Specified Employee”)), at the time of your separation from service and if any portion of the payments or benefits to be received by you upon separation from service would be considered deferred compensation under Section 409A (after taking into account all exclusions applicable to such payments and benefits under Section 409A) and cannot be paid or provided to you without your incurring taxes, interest or penalties under Section 409A, amounts that would otherwise be payable pursuant to this Agreement and benefits that would otherwise be provided pursuant to this Agreement, in each case, during the six-month period immediately following your separation from service shall  instead be paid or provided on the first business day after the earlier of (i) the expiration of six months from the date of your  separation from service and (ii) the date of your death (such first business day, the “Delayed Payment Date”).  All payments delayed pursuant to the preceding sentence shall be paid or commence to be paid on the Delayed Payment Date, and on that date, there shall be paid to you or, if you have died, to your estate, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(c)                                  Expense Reimbursements.  To the extent that the reimbursement of any expenses eligible for reimbursement or the provision of any in-kind benefits under any provision of this Agreement would be considered deferred compensation under Section 409A (after taking into account all exclusions applicable to such reimbursements and benefits under Section 409A): (i) reimbursement of any such expense shall be made by the Company as soon as administratively practicable after such expense has been incurred, but in any event by no later than December 31st of the year following the year in which you incur such expense ; (ii) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year ; and (iii) your right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(d)                                 Installments.  Your right to receive any installment payments under this offer letter, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated for purposes of Section 409A as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treas. Reg. §1.409A-2(b)(2)(iii).

7.                                      Definitions.

(a)                                 Cause.  The term “Cause” means (i) theft or falsification of any employment or Company records committed by you that is not trivial in nature; (ii) malicious or willful, reckless disclosure by you of the Company’s confidential or proprietary information; (iii) commission by you of any immoral or illegal act or any gross or willful misconduct, where a majority of the non-employee members of the Board reasonably determines that such act or misconduct has (A) seriously undermined the ability of the Board to entrust you with important matters or otherwise work effectively with you, (B) contributed to the Company’s loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of the Company or any of its subsidiaries; and/or (iv) the willful failure or refusal by you to follow the reasonable and lawful directives of the Board, provided such failure or refusal continues after your receipt of reasonable notice in writing of such failure or refusal and an opportunity of not less than thirty (30) days to correct the problem.  Anything herein to the contrary notwithstanding, no act, or failure to act, on your part shall be considered “willful” unless it is done, or omitted to be done, by you without a good faith belief that your action or omission was in, or not opposed to, the best interests of the Company.

(b)                                 Change in Control.  The term “Change in Control” means the occurrence of any of the following events: (i) any reorganization, consolidation or merger of the Company with or into any other corporation or other entity or person, by means of any transaction or series of related transactions, in which the Company’s stockholders as constituted immediately prior to such transaction(s) hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.  Notwithstanding the foregoing, a transaction shall not constitute a “Change in Control” if: (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (iii) it constitutes the Company’s initial public offering of its securities or (iv) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).  For the avoidance of doubt, in no event shall a transaction in which a single person or entity acquires fifty percent (50%) or more of the voting power of the Company be deemed to have been effected primarily for the purpose of financing the Company with cash.

(c)                                  Constructive Termination.  The term “Constructive Termination” means your right to resign from employment with the Company after providing written notice to the Company within sixty (60) days after one or more of the following events occurs without your consent provided such event remains uncured thirty (30) days after your delivery to the Company of written notice thereof: (i) failure to grant (or authorize the necessary number of shares) the Stock Purchase Right within 60 days of the Commencement Date or the failure to grant (or authorize the necessary number of shares) a Subsequent Option within 60 days of a Subsequent Option Date; (ii) a reduction in your authority, duties and responsibilities as President and Chief Executive Officer (or after you are appointed Chairman, the removal of you as Chairman), including a material reduction of authority, duties and responsibilities which results from your no longer serving as an officer of the Company; (iii) failure to elect or reelect you as a member of the Board; (iv) a material reduction by the Company in your Base Salary or your Target Bonus in effect immediately prior to such reduction, except in connection with a reduction in salary, which, together with any prior reductions, does not exceed 20% of such salary as in effect prior to the first of any such reductions and which affects all senior management employees of the Company proportionally; (v) the Company’s material breach of any of its obligations under this Agreement , any Option Agreement, the Restricted Stock Agreement, the Stock Purchase Agreement, the Amended and Restated Stockholders’ Agreement or the Amended and Restated Registration Rights Agreement (vi) a requirement that you relocate your current residence or (vii) the failure of any entity that acquires all or substantially all of the assets of the Company in a Change in Control to assume the Company’s obligations under this Agreement.

(d)                                 Severance Period.  The term “Severance Period” means the period of time commencing upon the date on which your employment terminates and ending on the earlier of (i) the first anniversary of the date on which your employment terminates or (ii) the date you take any action which, if you were employed by the Company, would breach the terms of your Confidentiality Agreement.

8.                                      Covenants.  To the extent that you have not already done so, please disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed.  The Company understands that you have an agreement with a prior employer that restricts your solicitation activities.  The Company agrees that the non-solicitation agreement with that prior employer does not conflict with any provisions of this Agreement.  Except for this, it is the Company’s understanding that there is not any other agreement with a prior employer that would restrict you in performing the duties of your position with the Company and you represent that such is the case.  Moreover, you agree that, during the term of your employment by the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to a business involved in the development, manufacturing and/or marketing of a spinal cord neuro-stiumlation for the treatment of pain or any other specific business the Company actively pursues during your employment (a “Competing Business”), nor will you engage in any other activities that materially conflict with your obligations to the Company.  For the avoidance of doubt, the Company acknowledges that you shall not be prevented from being employed or otherwise providing services to a Competing Business following the termination of your employment hereunder, subject to your continuing obligations under the Confidentiality Agreement.  You have discussed with the Company your outside-based activities including board directorships listed in Exhibit H hereto and the Company agrees that those activities do not conflict with your obligations to the Company.  You agree not to bring any third-party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.  Notwithstanding the forgoing, you may serve in any capacity with any civic, educational or charitable organization, and subject to the prior approval of the Board, you may also serve as a member of the board of directors of a company that is not a Competing Business or as a consultant to a venture capital firm, provided that such service does not materially interfere with your duties and responsibilities to the Company hereunder.  For the avoidance of doubt, the Company acknowledges that the board service and consulting arrangements you are currently engaged in and listed on Exhibit H hereto do not currently conflict with your duties and obligations to the Company.

9.                                      Confidentiality.  As a condition to your employment hereunder, you must enter into the Company’s standard Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”) attached hereto as Exhibit I, the terms of which are incorporated herein by this reference.  Except as otherwise provided expressly in this Agreement (including the termination of the Severance Period upon the taking of any action that would breach the Confidentiality Agreement) or in the Confidentiality Agreement, there are no restrictions on your activities following the termination of your employment hereunder.

10.                               Parachute Payments.  Notwithstanding any other provision of this Agreement, or of any other agreement between you and the Company or any plan maintained by the Company pursuant to which you are entitled to any “Contingent Payments” (as defined in Exhibit J hereto), to the contrary, in the event that the Company undergoes a “280G Change in Control” (as defined in Exhibit J hereto), the provisions set forth in Exhibit J hereto shall apply.

11.                               Miscellaneous.

(a)                                 Complete Agreement.  This Agreement, collectively with applicable terms of the Plan and the agreements set forth in Exhibits A through G, and I through J, sets forth the terms of your employment by the Company and supersedes any prior representations or agreements including, but not limited to, any representations made during your recruitment, interviews, or pre-employment negotiations, whether written or oral.  In the event of any conflict between the terms of this Agreement and those of any other plan, program, agreement or other arrangement of the Company relating to you, the terms herein shall prevail.  This Agreement shall remain in full force and effect during your employment with the Company and, in the event of any termination or expiration of this Agreement or your employment, the obligations of the Company shall survive such expiration or termination to the extent necessary to carry out the intentions of the parties as embodied in this Agreement (including, without limitation, your rights to severance upon a termination without Cause or a Constructive Termination and your obligations under the Confidentiality Agreement).

(b)                                 Withholding.  You acknowledge that all amounts and benefits payable under this Agreement are subject to withholding requirements under applicable law.

(c)                                  Advisors. You acknowledge and agree that you have had the opportunity to seek the advice of independent legal counsel and such other professional advisors as you have deemed necessary or appropriate prior to executing this Agreement.  You have read and understood all of the terms and provisions of this Agreement.

(d)                                 Amendments.  This Agreement, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by a duly authorized member of the Board or officer of the Company and you.

(e)                                  Counterparts.  This Agreement may be signed in counterparts and the counterparts taken together shall constitute one agreement.

(f)                                   Arbitration.  Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Mateo County, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) in conformity with the then-existing JAMS employment arbitration rules and California law.  However, nothing in this Section is intended to prevent either party from seeking injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.  The Company shall bear the costs of any such arbitration.

(g)                                 Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign your rights or delegate your duties or obligations hereunder without the prior written consent of the Company (provided that if you should die while any payment, benefit or entitlement is due to you hereunder or pursuant to any other agreement, such payment, benefit or entitlement shall be paid or provided to your designated beneficiary, or, if there is no designated beneficiary, to your estate).  In addition, no rights or obligations of the Company under this Agreement may be assigned or transferred by the Company without yoru prior written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assume the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

(h)                                 Governing Law.  This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

To indicate your acceptance of the terms and conditions herein, please sign and date this letter in the space provided below and return it to me by March 9, 2011.  A duplicate original is enclosed for your records.

Very truly yours,

/s/ Konstantinos Alataris

Konstantinos Alataris

President and Chief Executive Officer
NEVRO CORP.

ACCEPTED AND AGREED:

/s/ Michael DeMane	9 March, 2011
Michael DeMane	Date

EXHIBIT A

NEVRO CORP.

FULL RECOURSE PROMISSORY NOTE

$[ ]	Menlo Park, California
March [ ], 2011

FOR VALUE RECEIVED, effective as of the date set forth above (the “Effective Date”) the undersigned, Michael DeMane, an individual (“Borrower”), promises to pay to Nevro Corp., a Delaware corporation (“Lender”) the principal amount of [                      ] ($[            ]), with interest from the date hereof on the unpaid principal balance under this “Note” at the rate of [Applicable Federal Rate on date of issuance]% compounded annually (on the basis of a 365-day year and the actual number of days elapsed), provided, that in no event shall the interest on this Note exceed the maximum rate of nonusurious interest permitted by law to be charged by the Lender to Borrower (and to the extent permitted by law, interest on any overdue principal or interest thereon).  Except as otherwise provided below, the principal amount of this Note together with all accrued but unpaid interest shall be due and payable upon the first to occur of (i) termination of Borrower’s employment with Lender for any reason, (ii) immediately prior to this Note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, as amended, (iii) three years from the date of this Note, (iv) a Change in Control (as defined in the Offer Letter between Borrower and Lender) or (v) the thirtieth (30th) day following the first date after the Effective Date on which Borrower is no longer restricted, by Company policy or applicable law, from selling common stock of the Lender.

Notwithstanding anything to the contrary in this Note, the principal amount of this Note together with all accrued but unpaid interest shall be discharged on a quarterly basis in arrears on a pro rata basis over three years from the date of this Note on each three-month anniversary of this Note, so long as Borrower continues to provide services to the Lender, such that if Borrower is providing services to the Lender on the three year anniversary of this Note, all accrued but unpaid interest shall be discharged effective as of the three year anniversary of this Note.  Further notwithstanding anything to the contrary in this Note, so long as the Borrower is providing services to the Lender as of immediately prior to a Change in Control, the principal amount of this Note together with all accrued but unpaid interest shall be discharged in full upon a Change in Control.

All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender or any holder hereof shall designate in writing for such purpose from time to time.  All amounts due under this Note shall be payable without defense, set off or counterclaim.  Borrower explicitly agrees that Lender shall be entitled to deduct from other sums due to Borrower by Lender, including, without limitation, wages, any amounts which become due and payable to Lender hereunder.  For the avoidance of doubt, Lender may deduct from Borrower’s final pay check any principal and interest due hereunder in connection with Borrower’s termination of employment with Lender.

Each payment under this Note shall be applied in the following order:  (i) to the payment of costs and expenses provided for under this Note; (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal.  Lender and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

This Note may be prepaid in whole or in part at any time, upon written notice of Borrower’s intention to make any such prepayment, which notice shall specify the date and amount of such prepayment.  Any prepayment shall be without premium or penalty except that interest shall be paid to the date of payment on the principal amount prepaid.  After any such prepayment, interest shall be computed on the principal balance due after deducting the principal portion of such prepayment.

Upon the occurrence of an Event of Default (as defined below), the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable.  The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Note:  (i) the Borrower fails to make any payment or materially breaches any other covenant or agreement under the Note and fails to cure such default within thirty (30) days following the delivery of written notice to Borrower, (ii) the Borrower makes or has made or furnishes or has furnished, any material written warranty, representation or statement to the Lender in connection with the Note which is or was false or misleading when made or furnished, (iii) the Borrower commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors, (iv) the Borrower fails to obtain dismissal, within ninety (90) days after commencement thereof, of any bankruptcy, insolvency, or reorganization proceeding or other proceeding for relief under any bankruptcy law, including, without limitation, the Federal Bankruptcy Code, or any law for the relief of debtors, instituted against the Borrower by one or more third parties, fails to oppose actively such proceeding, or, in any such proceeding defaults or files an answer admitting the material allegations upon which the proceeding was based, or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of its debts, and (v) any receiver, trustee or custodian is appointed by a court of competent jurisdiction to take possession of all or any substantial portion of the assets of Borrower.

The Borrower hereby pledges and grants to Lender, as security for the obligations of Borrower under this Note, including without limitation the timely payment of the principal and interest under this Note, a security interest in the following collateral (the “Pledged Collateral”):  (i) subject to subsection (ii), all common stock issued pursuant to the Restricted Stock Purchase Agreement referenced in Borrower’s offer letter with the Company dated on or about March 8, 2011 (the “Pledged Stock”) and the certificates representing the Pledged Stock, and all dividends, cash, instruments, chattel paper and other rights, property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock and all proceeds of the foregoing, and (ii) notwithstanding subsection (i) or anything in this Note to the contrary, in the event of the sale or other disposition of any shares of the Pledged Stock, Pledged Collateral shall not include the cash or check proceeds of such sale or other disposition in excess of the obligations outstanding under this Note.

All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Lender pursuant hereto.  Upon Lender’s request, Borrower shall execute and deliver instruments of transfer or assignment in blank in form and substance satisfactory to the Lender.  The Lender shall have the right, at any time in its discretion and without notice to Borrower following the occurrence of an Event of Default, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral.  In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.  The Borrower agrees that Borrower will not, except as permitted by this Note:  (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) enter into any other contractual obligations which may restrict or inhibit the Lender’s rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence of an Event of Default.

Notwithstanding anything to the contrary contained in this Note, Borrower hereby agrees that Lender, or any other holder of the Note in enforcing its rights and remedies hereunder and

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under any other documents and instruments executed by Borrower in connection herewith, shall have recourse to, and the right to proceed against, Borrower personally and any of his assets for any obligation, covenant or agreement of any kind hereunder whatsoever, and specifically acknowledges that Lender’s remedies are not limited to recourse against the Pledged Collateral held by the Borrower.

No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

If any Event of Default occurs regarding any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.  None of the provisions hereof and none of the holder’s rights or remedies under this Note on account of any past or future Events of Default shall be deemed to have been waived by the holder’s acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind, and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any Pledged Collateral or any delay or failure by the holder hereof to exercise any rights under this Note.  Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

Lender may, at its sole discretion and in its sole discretion, at any time or from time to time offset amounts owed to Borrower by Lender against the obligations of Borrower hereunder.

This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower.  Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note comprises the complete, final, and exclusive embodiment of the agreement of the parties hereto with regard to the subject matter hereof, and supersede all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein and therein.  This Note may be modified only by a written agreement executed by Borrower and Lender.

This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.

Borrower:

Michael DeMane

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EXHIBIT B
NEVRO CORPORATION

2007 STOCK INCENTIVE PLAN

STOCK PURCHASE RIGHT GRANT NOTICE AND
RESTRICTED STOCK PURCHASE AGREEMENT

Pursuant to its 2007 Stock Incentive Plan (the “Plan”), Nevro Corporation, a Delaware corporation (the “Company”), hereby grants to the Purchaser listed below (“Purchaser”), the right to purchase the number of shares of the Company’s Common Stock set forth below (the “Shares”) at the purchase price set forth below (the “Stock Purchase Right”).  This Stock Purchase Right is subject to all of the terms and conditions set forth herein, in the Plan and in the certain Restricted Stock Purchase Agreement attached hereto as Exhibit A (the “Restricted Stock Purchase Agreement”), each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Purchase Right Grant Notice (the “Grant Notice”) and the Restricted Stock Purchase Agreement.

Purchaser:	Michael DeMane

Date of Grant:	March [ ], 2011

Vesting Start Date:	March [ ], 2011

Purchase Price per Share:	[$0.06]

Number of Shares:	[10,007,603]

Vesting Schedule:

The Shares subject to this Share Purchase Right shall vest and be released from the Company’s Repurchase Option (as defined in the Restricted Stock Purchase Agreement) according to the following schedule:

Thirty-three and one-third percent (33 1/3%) of the Shares shall be released from the Company’s Repurchase Option on the first anniversary of the Vesting Start Date and 1/36th of the total number of Shares shall be released from the Company’s Repurchase Option on each monthly anniversary of the Vesting Start Date thereafter so that 100% of the Shares shall be released from such Repurchase Option on the third (3rd) anniversary of the Vesting Start Date, subject to Purchaser remaining a Service Provider through each such vesting date. Notwithstanding the foregoing, the Shares shall be released from the Repurchase Option following a termination of service to the extent provided in that certain offer letter agreement entered into between Purchaser and the Company as of March 9, 2011 (the “Offer Letter”), the terms and conditions of which are incorporated herein by reference. In the event of any conflict between the terms of this Grant

Notice or the Agreement and the Offer Letter, the terms of the Offer Letter shall prevail.

By his or her signature and the Company’s signature below, Purchaser agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Purchase Agreement and this Grant Notice. Purchaser has reviewed the Restricted Stock Purchase Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands the provisions of this Grant Notice, the Restricted Stock Purchase Agreement and the Plan. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Purchase Agreement. If Purchaser is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit D.

NEVRO CORPORATION:	PURCHASER:
By:	By:
Print Name:	Print Name:	Michael DeMane
Title:	Address:
Address:

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EXHIBIT A

TO STOCK PURCHASE RIGHT GRANT NOTICE

RESTRICTED STOCK PURCHASE AGREEMENT

Pursuant to the Stock Purchase Right Grant Notice (the “Grant Notice”) to which this Restricted Stock Purchase Agreement (this “Agreement”) is attached, Nevro Corporation, a Delaware corporation (the “Company”) has granted to Purchaser (as defined in the Grant Notice) the right to purchase the number of shares of Restricted Stock under the Nevro Corporation 2007 Stock Incentive Plan (the “Plan”) indicated in the Grant Notice.

1.                                      General.

(a)                                 Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(b)                                 Incorporation of Terms of Plan.  The Shares are subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2.                                      Grant of Restricted Stock.

(a)                                 Grant of Restricted Stock.  In consideration of Purchaser’s agreement to remain in the employ of the Company or its Subsidiaries, if Purchaser is an Employee, or to continue to provide services to the Company or its Subsidiaries, if Purchaser is a Consultant, or to serve as a Director, if Purchaser is a Director, and for other good and valuable consideration, effective as of the Date of Grant set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Purchaser the right to purchase the Shares, upon the terms and conditions set forth in the Plan and this Agreement.

(b)                                 Purchase Price.  The purchase price of the Shares shall be as set forth in the Grant Notice, without commission or other charge (the “Purchase Price”). The Purchase Price shall be paid by cash or check.

(c)                                  Issuance of Shares.  The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Issuance Date”).  Subject to the provisions of Section 3 below, on the Issuance Date, the Company shall issue the Shares (which shall be issued in Purchaser’s name).

(d)                                 Conditions to Issuance of Stock Certificates.  The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(i)                                     The admission of such Shares to listing on all stock exchanges on which the Company’s Common Stock is then listed; and

(ii)                                  The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(iii)                               The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv)                              The receipt by the Company of full payment for such Shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares; and

(v)                                 The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience.

(e)                                  Consideration to the Company.  In consideration of the issuance of the Shares by the Company, Purchaser agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Purchaser any right to (a) continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge Purchaser, if Purchaser is an Employee, or (b) continue to provide services to the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate the services of Purchaser, if Purchaser is a Consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Purchaser.

3.                                      Repurchase Option.

(a)                                 If Purchaser ceases to be a Service Provider for any reason, the Company or its assignee shall have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, in one or more installments, all or any portion of Purchaser’s Unreleased Shares as of the date on which Purchaser ceases to be a Service Provider at the purchase price paid by Purchaser for such Shares in connection with the Stock Purchase Rights (the “Repurchase Option”), provided, that as of any date that the Company or its assignee elects to exercise its Repurchase Option, the Company and its assignee shall not exercise the Repurchase Option with respect to any Shares that, pursuant to the Offer Letter, could still become vested following such date.

(b)                                 The Company may exercise its Repurchase Option in one or more installments by delivering, personally or by registered mail, to Purchaser (or his or her transferee or

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legal representative, as the case may be), within fifteen (15) months following the date on which Purchaser ceases to be a Service Provider, a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office.  At the closing, the holder of the certificates for the Unreleased Shares being transferred shall deliver the stock certificate or certificates evidencing the Unreleased Shares, and the Company shall deliver the purchase price therefor.

(c)                                  At its option, the Company may elect to make payment for the Unreleased Shares to a bank selected by the Company.  The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d)                                 If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within fifteen (15) months following the date on which Purchaser ceases to be a Service Provider, the Repurchase Option shall terminate.

(e)                                  One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option.  The Shares shall be released from the Repurchase Option in accordance with the Vesting Schedule set forth in the Grant Notice (including following a termination of service to the extent provided in the Offer Letter) until all Shares are released from the Repurchase Option.  Fractional Shares shall be rounded to the nearest whole share.

(f)                                   Any Shares which from time to time have not yet been released from the Company’s Repurchase Option pursuant to Section 3(e) above shall be referred to herein as “Unreleased Shares.”

4.                                      Transferability of the Shares; Escrow.

(a)                                 Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company from time to time, to transfer the Unreleased Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b)                                 To insure the availability for delivery of Purchaser’s Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 3, Purchaser hereby appoints the Secretary, or any other person designated by the Company from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company from time to time, the share certificate(s) representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B.  The Unreleased Shares and stock assignment shall be held by the Secretary, or such other person designated by the Company from time to time, in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C hereto, until the Company exercises its Repurchase Option as provided in Section 3, until such Unreleased Shares are vested, or until such

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time as the Repurchase Option no longer is in effect.  As a further condition to the Company’s obligations under this Agreement, the spouse of Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit D.  Upon vesting of the Unreleased Shares, the escrow agent shall promptly deliver to Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)                                  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d)                                 Transfer or sale of the Shares is subject to restrictions on transfer imposed by Section 5 of this Agreement and any applicable state and federal securities laws.  Any transferee shall hold such Shares subject to all of the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.  Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

5.                                      Purchaser’s Rights to Transfer Shares.

(a)                                 Company’s Right of First Refusal.  Before any Shares held by Purchaser or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be Transferred on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(i)                                     Notice of Proposed Transfer.  In the event any Holder desires to Transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating:  (w) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (x) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (y) the number of Shares to be Transferred to each Proposed Transferee; and (z) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(ii)                                  Exercise of Right of First Refusal.  Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees.  The purchase price shall be determined in accordance with Section 5(a)(iii) hereof.

(iii)                               Purchase Price.  The purchase price (“Repurchase Price”) for the Shares repurchased under this Section 5 shall be the Offered Price.  If the Offered Price includes

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consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv)                              Payment.  Payment of the Repurchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(v)                                 Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 5 and the Restricted Stock Purchase Agreement, if applicable, shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(b)                                 Exception for Certain Family Transfers.  Anything to the contrary contained in this Section 5 notwithstanding, the Transfer of any or all of the Shares during the Purchaser’s lifetime or upon the Purchaser’s death by will or intestacy to the Purchaser’s Immediate Family or a trust for the benefit of the Purchaser’s Immediate Family shall be exempt from the Right of First Refusal.  As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted).  In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Agreement, and there shall be no further Transfer of such Shares except in accordance with the terms of this Section 5.

(c)                                  Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to all Shares upon a sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (a “Public Offering”).

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6.                                      Ownership, Voting Rights, Duties.  This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

7.                                      Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

8.                                      Notices.  Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive office.

9.                                      Survival of Terms.  This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

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10.                               Section 83(b) Election for Unreleased Shares.  Purchaser hereby acknowledges that he or she has been informed that, with respect to the purchase of Unreleased Shares, that unless an election is filed by Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares.  Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

11.                               Representations.  Purchaser has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Purchaser understands that Purchaser (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

12.                               Restrictive Legends and Stop-Transfer Orders.

(a)                                 Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legends and any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE IN FAVOR OF NEVRO CORPORATION. (THE “COMPANY”) AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF

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COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(b)                                 Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.                               Conformity to Securities Laws.  Purchaser acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Purchaser shall not transfer in any manner the Shares issued pursuant to this Agreement, without regard to whether such Shares are no longer subject to the Repurchase Option, unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act.

15.                               Market Standoff Agreement.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Shares without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market

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Stand-Off shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 15.

16.                               Further Instruments.  Purchaser hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, the Investment Representation Statement, in the form attached to the Grant Notice as Exhibit E.

17.                               Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

18.                               Rules Particular To Specific Countries.

(a)                                 Generally.  Generally.  Purchaser shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax Liability, including, but not limited to, National Insurance Contributions (“NICs”) and Fringe Benefit Tax (“FBT”), is transferred to and met by Purchaser.  For purposes of this Section 18, Tax Liability shall mean any and all liability under applicable non-U.S. laws, rules or regulations from any income tax, the Company’s (or a Subsidiary’s) NICs, FBT or similar liability and the Optionee’s NICs, FBT or similar liability under non-U.S. laws that are attributable to: (A) the grant of, or any other benefit derived by the Purchaser from the Shares; (B) the acquisition by Purchaser of the Shares; or (C) the disposal of any Shares acquired.

(b)                                 Tax Indemnity.  Purchaser shall indemnify and keep indemnified the Company and any of its Subsidiaries from and against any Tax Liability.

*     *     *     *     *

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EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, Michael DeMane, hereby sell, assign and transfer unto                                   (                    ) shares of the Common Stock of Nevro Corporation registered in my name on the books of said corporation represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Purchase Agreement between Nevro Corporation and the undersigned dated                             ,           .

Dated:                               ,

Signature:

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Restricted Stock Purchase Agreement, without requiring additional signatures on the part of Purchaser.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

,

Secretary

Nevro Corporation

As Escrow Agent for both Nevro Corporatio (the “Company”) and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.                                      In the event the Company or any entitled parties (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company.  Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.                                      At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or a combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

3.                                      Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute, with respect to such securities, all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities.  Subject to the provisions of this paragraph 3 and to the terms of the Agreement, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.                                      Upon written request of Purchaser, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing the number of shares of stock as are not then subject to the Company’s Repurchase Option.  Within one hundred twenty (120) days after Purchaser ceases to be a Service Provider, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or any other entitled parties pursuant to exercise of the Company’s Repurchase Option.

5.                                      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6.                                      Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.                                      You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.                               You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.                               You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

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12.                               Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.                               Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at such addresses as a party may designate by written notice to each of the other parties hereto.

16.                               By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.                               This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.                               These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

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IN WITNESS WHEREOF, these Joint Escrow Instructions shall be effective as of the date first set forth above.

NEVRO CORPORATION.

By:

Name:

Title:

PURCHASER

By:
Name:	Michael DeMane

Address:

ESCROW AGENT

By:

Name:

Title:

4

EXHIBIT D

CONSENT OF SPOUSE

I,                                         , spouse of Michael DeMane, have read and approve the Restricted Stock Purchase Agreement dated March 9, 2011, between my spouse and Nevro Corporation.  In consideration of granting of the right to my spouse to purchase shares of Nevro Corporation set forth in the Restricted Stock Purchase Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Restricted Stock Purchase Agreement insofar as I may have any rights in said Restricted Stock Purchase Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Purchase Agreement.

Dated:                               ,

Signature of Spouse

EXHIBIT E

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	Michael DeMane

COMPANY	:	Nevro Corporation

SECURITY	:	Common Stock

AMOUNT	:	[10,007,603] Shares

DATE	:	March [ ], 2011

In connection with the purchase of the above-listed shares of Common Stock (the “Securities”) of Nevro Corporation, a Delaware corporation (the “Company”), the undersigned (“Purchaser”) represents to the Company the following:

1.                                      Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Purchaser is acquiring these Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      Purchaser acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.  Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities.  Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws or agreements.

3.                                      Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Stock Purchase Right to the Purchaser, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including:  (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Stock Purchase Right, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above..

4.                                      Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Purchaser:

Purchaser

Date:                                               ,

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FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Nevro Corporation transferred to you.  Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you.  PLEASE NOTE: There is no remedy for failure to file on time.  The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner.  ALSO, PLEASE NOTE:  If you make the Section 83(b) election, the election is irrevocable.

Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.  We suggest that you have the package date-stamped at the post office.  The post office will provide you with a certified receipt that includes a dated postmark.  Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you.  However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Nevro Corporation for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Nevro Corporation, a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

Michael DeMane

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

[Ten million seven thousand six hundred three] ([10,007,603]) shares of Common Stock of the Company.

The date on which the property was transferred was March [    ], 2011.  The taxable year to which this election relates is calendar year 2011.

Nature of restrictions to which the property is subject:

The Shares are subject to repurchase by the Company or its assignee upon the occurrence of certain events.  This repurchase right lapses based upon the continued performance of services by the taxpayer over time.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $[0.06] per Share.

The amount paid by the taxpayer for Shares was $[0.06] per share.

A copy of this statement has been furnished to the Company.

Dated: ,	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: ,	Spouse’s Signature

Signature(s) Notarized by:

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ATTACHMENT 2

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

                        ,

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer: Michael DeMane
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:                                Nevro Corporation

EXHIBIT C

NEVRO CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of this «Day» day of «Month», «Year», (the “Grant Date”) by and between Nevro Corporation, a Delaware corporation (the “Company”), and Michael DeMane (“Optionee”).

WHEREAS, the Company, pursuant to the Nevro Corporation 2007 Stock Incentive Plan (the “Plan”), wishes to grant this stock option to Optionee;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                      Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company at the price of $«Per_Share» per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than 100% of the Fair Market Value of each such Share on the date of this Agreement.  The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Capitalized terms used in this Agreement which are not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.                                      Duration and Exerciseability.  The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten years from the date hereof.  Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee in cumulative installments as follows:

Thirty-three and one-third percent (33 1/3%) of the shares subject to the Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date and 1/36th of the total number of shares subject to the Option shall vest and become exercisable on each monthly anniversary of the Vesting Commencement Date thereafter so that 100% of the shares subject to the Option shall have vested and become exercisable as of the third (3rd) anniversary of the Vesting Commencement Date, subject to Optionee remaining a Service Provider through each such vesting date.  Notwithstanding the foregoing, the shares subject to the Option shall vest and become exercisable on an accelerated basis to the extent provided in that certain offer letter agreement entered into between Purchaser and the Company as of March 8, 2011 (the “Offer Letter”) and shall remain exercisable in accordance with the terms of the Offer Letter.  The terms and conditions of the Offer Letter are incorporated herein by reference.

Vesting Commencement Date: March [    ], 2011

During the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.  The vesting of the Option is subject to acceleration under the circumstances described in Section 4.

3.                                      Effect of Termination of Relationship with the Company.

(a)                                 In the event that Optionee shall cease to be employed by the Company or its subsidiaries, for any reason other than Optionee’s gross and willful misconduct or Optionee’s death or disability, Optionee shall have the right to exercise the Option at any time within three months (or such longer period of time as may be specified in the Offer Letter) after such termination of employment to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination (after giving effect to any accelerated vesting provided by the Offer Letter), subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b)                                 In the event that Optionee shall cease to be employed by the Company or its subsidiaries by reason of Optionee’s gross and willful misconduct during the course of his/her employment with the Company (as reasonably determined by the Company), the Option shall terminate as of the date of the misconduct and shall not be exercisable thereafter.

(c)                                  If Optionee shall die while employed by the Company or its subsidiaries, or within three months after termination of his/her employment with the Company for any reason other than gross and willful misconduct, or if Optionee’s employment with the Company is terminated because the Optionee has become disabled within the meaning of Section 22(e)(3) of the Code, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within twelve months after the date of Optionee’s death or termination of employment because of disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of his/her employment, if earlier) or termination of Optionee’s employment because of disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

(d)                                 With respect to the Option and any other incentive stock option granted to Optionee, Optionee understands that to the extent that the aggregate Fair Market Value (determined as of the date of the Option and each other such incentive stock option) of the shares of Common Stock issuable upon exercise of the Option and all other incentive stock options which become exercisable for the first time by Optionee during any calendar year exceeds $100,000, then, in accordance with Section 422(d) of the Code, the portion of the Option and any such other incentive stock options that exceed $100,000 shall be treated as options that do not qualify as incentive stock options.

(e)                                  For purposes of this Agreement Optionee’s employment will cease when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) a termination where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (b) a termination where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Optionee and the Company or any Subsidiary, or (c) if the Optionee continues to serve as a member of the Board of Directors of the Company or a Subsidiary, in which case Optionee’s

2

employment will cease on the date Optionee no longer is employed by the Company or any Subsidiary, no longer performs services as a consultant, or is no longer a member of the Board of Directors of the Company or any Subsidiary.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to terminations of employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a termination of employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an consultant or other change in the employee-employer relationship shall constitute a termination of employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

4.                                      Change in Control

(a)                                 Subject to the accelerated vesting provided in the Offer Letter, in the event that a “Change in Control” (as hereinafter defined) occurs, (i) all outstanding Options shall be subject to the agreement pursuant to which such Change in Control is consummated and (ii) the vesting schedule of the Options held by Optionee shall accelerate such that on the date the Change in Control is completed, 50% of any then-unvested shares subject to the Options held by Optionee shall immediately vest, irrespective of which of the provisions described in clauses (i) through (v) below are set forth in the agreement pursuant to which such Change in Control is consummated (except in the case of clause (iv), in which case 100% of the Options would become vested).  Such agreement shall provide for one or more of the following:

(i)                                     The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii)                                  The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iii)                               The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iv)                              Full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options.  The full exercisability of such Options and full vesting of the Shares subject to such Options may be contingent on the closing of such Change in Control.  The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such Change in Control, unless (A) a shorter period is required to permit a timely closing of such Change in Control and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise such Options.  Any exercise of such Options during such period may be contingent on the closing of such Change in Control.

(v)                                 The cancellation of such outstanding Options and a payment to the Optionee equal to the excess of (A) the Fair Market Value of the Shares subject to such

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Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such Change in Control over (B) their aggregate exercise price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing service to the Company or its affiliates, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become exercisable or such Shares would have vested.  If the aggregate exercise price of the Shares subject to such Options exceeds the Fair Market Value of such Shares by greater than ten percent (10%) of the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionee.  For purposes of this Section 4(a)(v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(b)                                 A “Change in Control” of the Company shall mean (i) any reorganization, consolidation or merger of the Company with or into any other corporation or other entity or person, by means of any transaction or series of related transactions, in which the Company’s stockholders as constituted immediately prior to such transaction(s) hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; (ii) a sale of all or substantially all of the assets of the Company; or (iii) the determination of a majority of the Continuing Directors, in their sole and absolute discretion, that there has been a Change in Control.  Notwithstanding the foregoing, a transaction shall not constitute a “Change in Control” if: (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (iii) it constitutes the Company’s initial public offering of its securities or (iv) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Company’s Board of Directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

(c)                                  “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

5.                                      Manner of Exercise.

(a)                                 The Option may only be exercised by Optionee or other proper party within the option period by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

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(b)                                 Optionee may, pay the option price in (i) cash, (ii) by check, (iii) with the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, (iv) with the consent of the Committee, surrender of a number of Shares with a Fair Market Value equal to the exercise price, or (vi) with the consent of the Committee delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)                                  The exercise of the Option is contingent upon receipt from Optionee (or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Optionee’s intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to the Option shall have been properly registered under the Securities Act and all applicable state securities laws.  Such representation shall be in writing and in such form as the Company may reasonably request.  The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

6.                                      Voting Rights.  With respect to any Shares obtained upon exercise of all or any portion of the Option, the Optionee (or, in the event the Option is exercised after the date of his death or termination of employment because of a disability, the Optionee’s legal representative, guardian or any person to whom the Option is transferred by will or the applicable laws of descent and distribution) will grant to the chief executive officer of the Company an irrevocable proxy to vote such Shares.  For each Share, the proxy will be in effect for two years commencing on the date of exercise of the Option or portion thereof which resulted in the purchase of such Share.  The proxy will continue to apply to the Shares upon transfer to a Transferee (as defined below).  Notwithstanding the above, each proxy granted under this Section 6 will automatically expire in the event that the Common Stock is readily tradable on an established securities market.

7.                                      Right of First Refusal.

(a)                                 Right of First Refusal.  In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares.  If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written transfer notice (a “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the “Transferee”) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws.  The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of

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both parties to the transfer of the Shares.  The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)                                 Transfer of Shares.  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound.  Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above.  If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)                                  Additional or Exchanged Securities and Property.  In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal.  Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d)                                 Termination of Right of First Refusal.  Any other provision of this Section 7 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)                                  Permitted Transfers.  This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.  If the Optionee transfers any Shares acquired under this

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Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.  For purposes of this Agreement, “Immediate Family” shall include the ancestors, descendants, siblings and spouse of the Optionee.

(f)                                   Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefore have been delivered as required by this Agreement.

(g)                                  Assignment of Right of First Refusal.  The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part.  Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

8.                                      Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 8.

9.                                      Adjustments.  In the event that there is any change in the Common Stock or corporate structure of the Company as a result of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event, and all or any portion of the Option shall then be

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unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made in accordance with the provisions of Section 4(c) of the Plan in order to prevent dilution or enlargement of Option rights.

10.                               Miscellaneous.

(a)                                 The Option is issued pursuant to the Plan and is subject to its terms.  In the event that any of the terms of this Option conflict or are inconsistent in any respect with the terms of the Plan, the Plan terms shall control.  Optionee hereby acknowledges receipt of a copy of the Plan.  The Plan is also available for inspection during business hours at the principal office of the Company.

(b)                                 This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time.  Optionee shall have none of the rights of a stockholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the Option.

(c)                                  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof.  The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the Company shall have no obligation to register the issuance or sale of the Shares for such purpose.

(d)                                 Subject to Section 7 of this Agreement, if Optionee shall dispose of any of the Shares acquired upon exercise of the Option within two years from the date hereof or within one year after exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction that may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such Shares, the number of Shares so disposed of, and the consideration, if any, received for such Shares.  In order to comply with all applicable federal and state income tax laws and regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

[The remainder of this page is intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

NEVRO CORPORATION

By:
Name:	Konstantinos Alataris
Title:	Chief Executive Officer

«Optionee»

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EXHIBIT D
NEVRO CORPORATION

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of                 , 2011 (“Effective Date”) by and between Nevro Corporation, a Delaware corporation (the “Company”), and Michael DeMane (the  “Purchaser”).

Whereas, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Series A Convertible Preferred Stock, with a par value of $0.001 per share (the “Shares”) on the terms and conditions set forth herein.

The parties agree as follows:

1.                                      Sale and Purchase of Stock.  The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase [•] Shares at $0.364 per share, for an aggregate cash purchase price of $[•].

2.                                      Payment of Purchase Price; Delivery of Stock Certificate.  The purchase price shall be paid in cash.  Following execution of this Agreement and payment of the purchase price, the Company shall deliver to the Purchase a certificate representing the number of Shares purchased by the Purchaser.

3.                                      Company Representations.  The Company hereby represents and warrants to the Purchaser as follows:

(a)                                 The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as currently conducted and as it is currently planned to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business conducted by it, or its ownership or leasing of property, or its employment of employees or consultants therein, makes such qualification necessary and where any statutory fines or penalties, or any corporate disability imposed for this failure to qualify, would materially and adversely affect the Company’s business, properties, assets, prospects or financial condition.

(b)                                 The Company has all requisite legal and corporate power to (i) sell and issue the Shares, (ii) issue the shares issuable upon conversion of the Shares (the “Conversion Shares”) and (iii) execute, deliver and perform its obligations under this Agreement.  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor’s rights and rules or laws concerning equitable remedies.

(c)                                  No consent, approval or authorization of, or designation, declaration or filing with any governmental authority or any other third party on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, or the offer, sale or issuance of the Shares or the Conversion Shares, except filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

4.                                      Purchaser Representations.  The Purchaser hereby represents and warrants to the Company as follows:

(a)                                 This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor’s rights and rules or laws concerning equitable remedies.

(b)                                 The Purchaser understands that neither the Shares nor the Conversion Shares have been registered (i) under the Securities Act or (ii) under any similar state laws.  The Purchaser also understands that the Shares are being offered and sold pursuant to exemptions from the registration requirements of such federal and state laws based in part upon the Purchaser’s representations contained in this Agreement, and further acknowledges that the Company will not have and has no obligation to recognize any sale, transfer or assignment of all or any part of the Shares or Conversion Shares to any person unless and until the provisions of this Section 4(b) have been fully satisfied or waived.  The Purchaser hereby represents and warrants as follows:

(i)                                     The Purchaser is an executive officer and a director of the Company.  The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock except as required by the Registration Rights Agreement (as defined below).  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(ii)                                  The Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution in violation of the Securities Act.

(iii)                               The Purchaser does hereby acknowledge that the Purchaser (A) has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of an investment in the Shares and the transactions contemplated by this Agreement, (B) is relying solely on such advisors and not on any statements or representations of the Company or any of

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its agents, and (C) understands that such Purchaser (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment in the Shares or the transactions contemplated by this Agreement.

(iv)                              The Purchaser represents that by reason of its business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(v)                                 The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  The Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

(vi)                              The Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company (which such Purchaser acknowledges the Company has no present intention of making available), the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

(vii)                           The Purchaser resides in the state identified in the address of the Purchaser set forth on Purchaser’s signature page to this Agreement.

(viii)                        The Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                 The Purchaser understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by state or federal securities laws, or by the Bylaws of the Company, or by any other agreement between the Purchaser and the Company or between the Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED

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UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)                                 The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

(d)                                 Any legend endorsed on a certificate pursuant to Section 5(a) and the stop transfer instructions with respect to such Shares or Conversion Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Shares or Conversion Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Shares or Conversion Shares may be made without registration.

6.                                      Stockholders Agreement and Registration Rights Agreement.  As a condition to the purchase of the Shares, the Purchaser shall become a party to the Company’s Amended and Restated Stockholders’ Agreement dated June 4, 2008, as amended, and the Company’s Restated Registration Rights Agreement dated June 4, 2008.

7.                                      Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

8.                                      General Provisions.

(a)                                 This Agreement shall be governed by the laws of the State of California without regard to conflict of laws principles.  This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

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(b)                                 Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth on the signature page to this Agreement or such other address as a party may request by notifying the other in writing.

(c)                                  The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

(d)                                 Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e)                                  The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)                                   THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:	PURCHASER
NEVRO CORPORATION
a Delaware corporation

By:
Name:	Michael DeMane
Title:
Address:	Address:

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EXHIBIT E

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of June 4, 2008, is by and among Nevro Corp., a Delaware corporation (the “Corporation”), and each of the holders of the shares of Corporation’s capital stock signatory hereto (together with any other Person who hereafter becomes party hereto pursuant to Section 10 hereof, each, individually, a “Stockholder” and, collectively, the “Stockholders”).  A list of the name, address and shares of each class of capital stock of the Corporation owned by each Stockholder is attached hereto as Schedule 1 (which Schedule 1 shall be amended from time to time to reflect changes and additions thereto).

RECITALS

WHEREAS, certain of the Stockholders (the “Existing Investors”) hold shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess information rights, preemptive rights, rights of first offer and other rights and are subject to certain obligations pursuant to a Stockholders’ Agreement dated as of October 6, 2006 by and among the Corporation and such Existing Investors as amended by Amendment No. 1 dated as of November 1, 2006 (together, as amended the “Prior Agreement”);

WHEREAS, pursuant to Section 11(b) of the Prior Agreement, the Prior Agreement may be amended, and any provision therein waived, with the written consent of not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis;

WHEREAS, the undersigned Existing Investors constituting not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, pursuant to a Series A Convertible Preferred Stock Purchase Agreement, dated of even date herewith, between the Corporation and each of the Stockholders (the “Stock Purchase Agreement”), the Corporation has agreed to issue and sell to the Stockholders, and the Stockholders have agreed to purchase from the Corporation, additional shares of the Corporation’s Series A Preferred Stock; and

WHEREAS, in connection with the issuance of the additional Series A Preferred Stock, the Corporation and the Stockholders deem it desirable to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.                                Definitions; Rules of Construction.

(a)                                 In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Affiliate” — when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

“Affiliated Fund” means, with respect to a Stockholder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

“Board” and “Board of Directors” — the Board of Directors of the Corporation.

“Common Stock” — means the common stock, par value $0.001 per share, of the Corporation.

“Conversion Shares” — shares of Common Stock issued upon conversion of the Series A Preferred Stock pursuant to the Restated Certificate.

“Director” — a member of the Board of Directors of the Corporation.

“Exchange Act” — the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Exempt Issuances” —  (i) the issuance or sale of Common Stock or options therefore, and the issuance of shares upon exercise of such options, up to 12,878,000 shares of Common Stock and such additional shares of Common Stock in excess of 12,878,000 as are approved by the Board, under the Corporation’s current equity incentive plan or any successor equity incentive plan or program thereto; (ii) the issuance of 500,000 shares of Common Stock issuable to Mayo Foundation for Medical Education and Research (“Mayo”) pursuant to Section 3.06 of the License Agreement; (iii) the issuance or sale of up to 54,945,055 shares of Series A Preferred Stock pursuant to the Stock Purchase Agreement or the issuance of Common Stock issuable upon conversion of such Series A Preferred Stock and the Series A Preferred Stock outstanding as of the date hereof; (iv) the issuance of Common Stock in a Qualified Public Offering; (v) the issuance of securities to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors; (vi) issuance of equity securities or rights to purchase equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board; (vii) issuance of securities to an entity as a component of

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any business relationship with such entity primarily for the purpose of (A) joint venture, technology or licensing development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board; and (viii) the issuance of securities with the affirmative vote of the Requisite Holders.

“GAAP” — generally accepted accounting principals as in effect in the United States from time to time.

“Immediate Family” — with respect to any Stockholder, the parents, siblings, spouse and issue, spouses of issue and any trust for the benefit of, or the legal representative (in such capacity) of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Stockholder or any limited liability company substantially all of the members of which are one or more of such persons or the Stockholder.

“License Agreement” — that certain Amended and Restated License Agreement, dated October 2, 2006, among the Corporation, Mayo and Venturi Group, LLC.

“Original Purchase Price” — $0.364 per share for each share of Series A Preferred Stock.

“Overall Percentage Interest” — with respect to any Stockholder, the percentage equivalent of a fraction the numerator of which is the total number of shares of Common Stock held by such Stockholder (including, for such purposes shares, any shares of Common Stock that such Stockholder has the right to acquire pursuant to any securities held by such Stockholder that are convertible into or exchangeable for shares of Common Stock), and the denominator of which is the total number of shares of Common Stock held by all Stockholders (including, for such purposes shares, any shares of Common Stock that any Stockholder has the right to acquire pursuant to any securities that are convertible into or exchangeable for shares of Common Stock).

“Person” — an individual, a corporation, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any government or governmental entity.

“Preferred Stock” — shares of Series A Preferred Stock and of any other series of capital stock of the Corporation issued and outstanding from time to time after the date hereof designated as preferred stock by the Corporation.

“Qualified Public Offering” — a firm commitment underwritten public offering of Common Stock of the Corporation that yields net proceeds to the Corporation of not less than $30,000,000 (before deduction of underwriters commissions and expenses) at an equivalent price per share of Common Stock of not less than three (3) times the Original Purchase Price (as adjusted for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction).

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“Registration Rights Agreement” — the Amended and Restated Registration Rights Agreement, dated as of even date herewith, among the Corporation and those Stockholders party thereto, as the same may be amended, restated or modified from time to time hereafter.

“Requisite Holders” — at any relevant time, Stockholders holding not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis, or if no shares of Series A Preferred Stock are then outstanding, Stockholders holding a majority of the outstanding Conversion Shares, or if no Conversion Shares are then outstanding, Stockholders holding a majority of the shares of outstanding Common Stock (other than Conversion Shares).

“Restated Certificate” — the Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on June 4, 2008, as amended from time to time.

“Securities Act” — the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Shares” — shares of Common Stock, Preferred Stock and any other capital stock of the Corporation, and securities directly or indirectly exercisable for or convertible into Common Stock, Preferred Stock or any other capital stock of the Corporation.

“Subsidiary” — with respect to the Corporation, any Person of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

(b)                                 The following provisions shall be applied wherever appropriate herein:

(i)                                     “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(ii)                                  all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(iii)                               wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(iv)                              all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

(v)                                 neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any party as the principal draftsperson hereof or thereof;

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(vi)                              the descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement;

(vii)                           any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified;

(viii)                        the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; and

(ix)                              all references to “$” or “Dollars” shall mean United States Dollars.

2.                          Information Rights.  Holders of not less than 400,000 shares of the Series A Preferred Stock then outstanding shall have the following rights:

(a)                                 upon reasonable notice to, and at times reasonably convenient for the Corporation, visit and inspect the Corporation’s properties and examine its books of account and records; provided, however, that the Corporation shall not be obligated pursuant to this Section 2(a) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or which it reasonably believes will result in a waiver of attorney-client or similar privilege;

(b)                                 within 120 days after the end of each fiscal year of the Corporation, an income statement for such fiscal year, a balance sheet of the Corporation and statement of stockholder’s equity as of the end of such year and a statement of cash flows for such year, such year-end financial reports to be audited and certified by a nationally recognized independent public accounting firm selected by the Corporation and reasonably acceptable to the Requisite Holders;

(c)                                  within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, compared to budget and comparable period in the prior year (if applicable), as well as a written summary of operations;

(d)                                 within 30 days prior to the end of each fiscal year, a budget for the next fiscal year prepared on a monthly basis; and

(e)                                  with respect to the financial statements discussed in subsection (c) of this Section 2, an instrument executed by the chief financial officer or President of the Corporation and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP); provided, that the foregoing shall not restrict the right of the Corporation to change its accounting principles consistent with GAAP.

3.                                Board of Directors; Observer Rights.

(a)                                 Each Stockholder hereby agrees to take all action necessary, including, but not limited to, the voting of any and all of such Stockholder’s Shares, the execution of written

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consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and the attending of meetings, so as to cause the Board to be at all times comprised of seven (7) persons (subject to reduction pursuant to Sections 3(a)(vi) to be elected/appointed as follows:

(i)                                     one (1) Director who shall be appointed by Bay City Capital Fund IV, L.P.;

(ii)                                  one (1) Director who shall be appointed by Three Arch Partners IV, L.P.;

(iii)                               one (1) Director who shall be appointed by those Stockholders holding a majority of the issued and outstanding shares of Common Stock;

(iv)                              one (1) Director who shall be the then current Chief Executive Officer of the Corporation as appointed from time to time by the Board (the “CEO Director”);

(v)                                 one (1) Director who shall be neither an employee nor a consultant of the Corporation, who shall be otherwise independent of the Corporation (as defined under NYSE rules) and who shall be appointed by the holders of a majority of the Common Stock and the Requisite Holders;

(vi)                              one (1) Director who shall be appointed by Mayo, subject to the approval of the Corporation; provided, however, that upon the Second Closing (as defined in the Stock Purchase Agreement), Mayo’s right to designate a director shall convert into Observer Rights (as defined below), subject to Section 3(c), thereby reducing the total number of Directors by one (1); and

(vii)                           one (1) Director who shall be appointed by Aberdare Ventures III, LP (“Aberdare”) subject to the approval of the Corporation; provided, however, that if, in connection with the any future equity financing, the holders of Series A Preferred Stock are allocated fewer than three (3) seats on the Board, Aberdare’s right to designate a director shall lapse upon the closing of any such financing, thereby reducing the total number of Directors by one (1).

(b)                                 A Director may be removed either (i) with or without cause by the Stockholder or group of Stockholders who appointed such Director, or (ii) by the affirmative vote or written consent of a majority of the remaining Directors (y) if such Director becomes incapable of fulfilling his or her obligations because of injury or physical or mental illness and such incapacity shall exist for 30 working days in the aggregate during any consecutive six (6) month period or (z) if a Director ceases to satisfy the requirements of clauses 3(a)(iv), (v) or (vi).  Any deceased, removed or resigning Director shall be replaced by the Stockholder or group of Stockholders, as the case may be, entitled to appoint such deceased, removed or resigning Director.

(c)                                  Immediately following the Second Closing, the Corporation shall invite a representative of each Stockholder with Observer Rights to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give each Stockholder with

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Observer Rights copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that each representative of a Stockholder with Observer Rights shall agree to hold in confidence and trust all information so provided; and, provided further, that the Corporation reserves the right to withhold any information and to exclude any or all such representative from any meeting or portion thereof if the Corporation believes in good faith, (i) upon the advice of counsel, that access to such information or attendance at such meeting or portion thereof is reasonably necessary to preserve the attorney-client privilege or (ii) is reasonably necessary to protect highly confidential proprietary information.  The representatives must be persons acceptable to the Corporation.  “Observer Rights” means Mayo; provided that Mayo purchases at least 1,373,626 shares of Series A Preferred Stock pursuant to the Stock Purchase Agreement and holds an aggregate of at least 2,000,000 Shares as adjusted for stock splits, stock dividends, combinations, reclassifications or the like.

4.                                Pre-Emptive Rights.

(a)                                 Each holder of shares of Series A Preferred Stock, including any applicable Conversion Shares (for the purpose of this Section 4, each a “Pre-Emptive Right Holder”) shall have the right to purchase such Pre-Emptive Right Holder’s Overall Percentage Interest (for the purpose of this Section 4, the “Pre-Emptive Allocation”), or any lesser number, of any new Shares, or any other equity securities of the Corporation, including, without limitation, securities convertible into or exchangeable for equity securities of the Corporation, to purchase any of the foregoing that the Corporation may, from time to time, propose to sell and issue, in each case, other than Exempt Issuances, stock splits, stock dividends, in-kind equity distributions and recapitalizations (collectively, “New Securities”).

(b)                                 In the event the Corporation proposes to undertake an issuance of New Securities, it will give each Pre-Emptive Right Holder written notice of such issuance (which notice shall be delivered at least 15 days prior to such issuance), describing the New Securities and the price and terms upon which the Corporation proposes to issue the same, and setting forth the number of shares or other number of New Securities which such Stockholder is entitled to purchase pursuant to such Stockholder’s Pre-Emptive Allocation and the aggregate purchase price therefor.  Each Pre-Emptive Right Holder will have ten (10) days from the date of delivery of any notice to agree to purchase such New Securities, respectively, up to such Stockholder’s Pre-Emptive Allocation, or any lesser number, for the price and upon the terms specified in the notice (provided that the Pre-Emptive Right Holders shall be entitled to pay cash in lieu of any non-cash consideration) by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.  If not all of the Pre-Emptive Right Holders elect to purchase their full Pre-Emptive Allocation of New Securities, then the Corporation shall notify in writing the fully-participating Pre-Emptive Right Holders of such and offer such holders the right to acquire such unsubscribed New Securities.  Each fully-participating Pre-Emptive Right Holder so notified shall have the right to purchase its pro rata share of the unsubscribed New Securities (in proportion to the Overall Percentage Interests of all participating Pre-Emptive Right Holders) within five (5) days from the date of such notice from the Corporation by giving written notice to the Corporation and stating therein the quantity of unsubscribed New Securities to be purchased.

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(c)                                  In the event any Pre-Emptive Right Holder fails to exercise such right of first refusal within said ten (10) day period (or, as applicable, such 15-day period), the Corporation will have 75 days thereafter to sell the New Securities as to which such Pre-Emptive Right Holder’s right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Corporation’s notice.  In the event the Corporation has not sold such New Securities within said 75-day period, the Corporation will not thereafter issue or sell any New Securities without first offering such New Securities to each Pre-Emptive Rights Holder in the manner provided above.

(d)                                 The pre-emptive rights granted by this Section 4 shall be exercisable only by “accredited investors” as defined under Section 501 of Regulation D of the Securities Act.

(e)                                  The closing of any sale of New Securities shall be on the date set forth in the notice provided by the Corporation in Section 4(b); provided, that such date shall be extended as to any participating Pre-Emptive Right Holder for up to 30 days (or such longer period as may be approved by the Corporation, which approval shall not be unreasonably delayed or withheld) for purposes of obtaining any necessary governmental approvals and to call capital from limited partners, if applicable.  The exercise or non-exercise of the rights of the Pre-Emptive Right Holders under this Section 4 shall not adversely affect their rights to participate in subsequent offerings of New Securities subject to Section 4

5.                                Restrictions on Transfer.  Except as expressly permitted in Sections 6, 7 and 8 of this Agreement, no Stockholder shall in any way sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of all or any portion of its Shares, including by operation of law (a “Transfer”), without the prior written consent of the Corporation, which may be granted or withheld in the Corporation’s sole discretion.  Under no circumstances shall a Transfer be made to a competitor of the Corporation. Any Transfer not expressly permitted herein shall be void and of no effect.

6.                                Certain Permitted Transfers.

(a)                                 Except as otherwise provided in this Section 6 and subject only to Sections 7 and 8 hereof, and to any restrictions set forth in any other agreement between a Stockholder and the Corporation, a Stockholder may Transfer all or a portion of its Shares (i) to one or more Affiliated Funds, or to any director, officer, partner, retired partner, member, retired member or stockholder of such Affiliated Funds, (ii) to the Corporation in accordance with any agreement with the Corporation and (iii) to such Stockholder’s Immediate Family and/or for estate planning purposes.

(b)                                 Except as otherwise provided herein or in any other agreement a Stockholder may have with the Corporation, a Stockholder may sell Shares to an unaffiliated third party only if (i) such third party makes a “bona fide” offer to purchase such Shares, and (ii) the Corporation and the other Stockholders decline their right of first refusal under Section 7 hereof to purchase such Shares.

(c)                                  For the purposes of Sections 6(b),  7(a) and 8(a), no offer to purchase shall be considered “bona fide” unless, at a minimum, the offer (i) is not assignable by the proposed

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buyer; (ii) provides for a closing not less than 30 days nor more than 120 days from the date of the offer to purchase; and (iii) is for cash or other consideration the value of which may readily be determined by the Board.  In the event the Board properly raises an objection that the proposed offer is not “bona fide”, the selling Stockholder shall be accorded one opportunity to provide, within ten (10) days, such additional assurances as the Board (or any applicable committee thereof) may request with respect to such proposed buyer.

(d)                                 No Transfer may be made pursuant to this Section 6 which would violate or be inconsistent with any agreement a Stockholder may have with the Corporation or violate, or which would result in registration being required under, any applicable federal or state laws relating to securities or investment companies or advisors.  No Transfer may be made unless the transferee (i) agrees in writing with the Corporation to be bound by the provisions of this Agreement as though it were a Stockholder and to be subject to the terms of the Stock Purchase Agreement and other related agreements for the benefit of the Corporation as though it were a purchaser thereunder; (ii) unless waived by the Board (or any applicable committee thereof), causes to be delivered to the Corporation, at such transferee’s sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Board (or such committee), to the effect that such Transfer does not violate or result in registration being required under, any applicable federal or state laws relating to securities or investment companies or advisors; (iii) executes and delivers such other instruments and documents, in form and substance reasonably satisfactory to the Board (or any applicable committee thereof), necessary to cause the transferee to become a Stockholder; and (iv) unless waived by the Board (or any applicable committee thereof), pays all reasonable expenses in connection therewith, including, but not limited to, the cost of preparation and filing of any amendment of this Agreement or the Restated Certificate necessary or desirable in connection therewith.  Upon compliance with all provisions hereof, all other Stockholders agree to execute and deliver such amendments hereto as are necessary to cause such transferee to become a Stockholder of the Corporation.

(e)                                  A transferee who becomes a Stockholder pursuant to this Section 6 shall have, to the extent transferred, the rights and powers, and shall be subject to the restrictions and liabilities, of a Stockholder under this Agreement.

7.                                Right of First Refusal.

(a)                                 Subject to any repurchase or similar rights or obligations the Corporation may have in any agreement with a Stockholder, if any Stockholder desires to Transfer all or any portion of its Shares in accordance with this Agreement (other than a Transfer pursuant to Section 6), then such Stockholder (the “Section 7 Selling Stockholder”) shall first offer in a written notice to Transfer such Shares to the Corporation, specifying the terms and conditions of such Transfer as offered by the third party in a “bona fide” offer (the “Section 7 Offer Notice”).  The Corporation shall have thirty (30) days from the date written notice was received to accept the offer to Transfer all or a portion of the Shares subject to the Section 7 Offer Notice, and if the Corporation does not accept the offer provided in the Section 7 Offer Notice within such period it shall be deemed to have rejected the offer.  If the Corporation does not accept such offer, or only accepts the offer with respect to a portion of the offered Shares, then at the expiration of the thirty (30) day notice period (or during the thirty (30) day notice period to the extent the right of first refusal has earlier been expressly rejected in writing by the Corporation during such period),

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the Section 7 Selling Stockholder shall offer to Transfer such Shares, or the portion of such Shares which the Corporation did not accept, as applicable, to the holders of Series A Preferred Stock who are not Section 7 Selling Stockholders (the “Non-Transferring Holders”) and shall deliver to such Non-Transferring Holders a subsequent Section 7 Offer Notice (the “Subsequent Offer Notice”).  The Non-Transferring Holders shall have thirty (30) days from the date the Subsequent Offer Notice is received to accept the offer to Transfer all or a portion of the Shares subject to the Subsequent Offer Notice, and any Non-Transferring Holder who does not accept the offer provided in the Subsequent Offer Notice within such period shall be deemed to have rejected the offer.  In the event that more than one Non-Transferring Holder wishes to accept such offer with respect to all or a portion of the Shares in such offer, and if there are enough Shares available for each such Non-Transferring Holder to be allocated its desired number of Shares, then each such Non-Transferring Holder shall receive the number of Shares it requested.  In the event that more than one Non-Transferring Holder wishes to accept such offer with respect to all or a portion of the Shares in such offer, and there are not enough Shares available for each such Non-Transferring Holder to be allocated its desired number of Shares, then each such Non-Transferring Holder shall have the right to purchase the offered Shares pro rata based on the Overall Percentage Interest of each such Non-Transferring Holder to the combined Overall Percentage Interest of all Non-Transferring Holders purchasing the Shares pursuant to this Section 7(a) or as the Non-Transferring Holders may otherwise agree in writing.  If any Shares remain unallocated thereafter and there remains at least one (1) Non-Transferring Holder that still wishes to be allocated Shares, any such Non-Transferring Holder(s) shall be allocated such Shares by repeating the procedures described in the preceding two sentences.  The closing of any Transfer pursuant to this Section 7(a) shall occur in accordance with the terms and provisions of the offer (provided that the Corporation and the Non-Transferring Holder, as the case may be, shall be entitled to pay cash in lieu of any non-cash consideration in an amount equal to the non-cash consideration) and this Agreement.  With respect to the Shares which are to be Transferred pursuant to this Section 7(a), each Section 7 Selling Stockholder shall cause such Shares to be Transferred free and clear of all liens, claims, encumbrances and other restrictions (other than as set forth in this Agreement). If neither the Corporation nor the Non-Transferring Holders accept such offer pursuant to this Section 7(a), or if they accept such offer only with respect to a portion of the offered Shares, then at the expiration of the thirty (30) day notice period applicable to the Non-Transferring Holders (or during such thirty (30) day notice period to the extent the right of first refusal has earlier been expressly rejected in writing by all Non-Transferring Holders during such period), subject only to Sections 5,  6 and 7, the Section 7 Selling Stockholder may Transfer the offered Shares, or the portion of the offered Shares remaining, as applicable, to the proposed Transferee, provided that such Transfer occurs within sixty (60) days after the expiration of such thirty (30) day period and is made on terms and conditions no more favorable to the Transferee than the terms and conditions specified in the Section 7 Offer Notice.

(b)                                 Any proposed Transfer by a Section 7 Selling Stockholder not consummated within the time periods set forth in this Section 7 shall again be subject to this Section 7 and shall require compliance by a Section 7 Selling Stockholder with the procedures described in this Section 7.  The exercise or non-exercise of the rights of the Corporation and the Non-Transferring Holders under this Section 7 with respect to any proposed Transfer shall not adversely affect their rights with respect to subsequent Transfers by Section 7 Selling Stockholders under this Section 7.

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(c)         The provisions of this Section 7 shall not apply to a Transfer otherwise permitted by Section 6.

8.           Co-Sale Right.

(a)           Subject to the limitations of this Section 8, to the extent that the Corporation and the Non-Transferring Holders do not exercise their respective Rights of First Refusal with respect to all or any part of the offered Shares pursuant to Section 7 hereof, then to the extent that the Section 7 Selling Holder is a person or entity listed on Schedule 2 attached hereto (a “Section 8 Seller”), such Section 8 Seller shall deliver an additional notice (the “Co-Sale Notice”) upon expiration of the 30 day period following delivery of the Subsequent Offer Notice to each Series A Preferred Stock Holder who has not exercised its Right of First Refusal pursuant to Section 7 (a “Co-Sale Preferred Stock Holder”) setting forth the number of Shares which are not being purchased by the Corporation and the Non-Transferring Holders pursuant to their respective Rights of First Refusal (“Residual Shares”), and each Co-Sale Preferred Stock Holder shall have the right to sell up to its Pro Rata Co-Sale Share (as defined below) of the Residual Shares on the same terms and conditions as specified in the Section 7 Offer Notice.  To exercise its rights hereunder, each Co-Sale Preferred Stock Holder (a “Selling Preferred Stock Holder”) must have provided a written notice to the Section 8 Seller within ten (10) days after delivery of the Co-Sale Notice, indicating the number of shares it holds that it wishes to sell pursuant to this Section 8(a).

(b)           A Selling Preferred Stock Holder’s “Pro Rata Co-Sale Share” shall be equal to that number of Residual Shares equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of Shares (calculated on an as-converted to Common Stock basis) held on the date of the Section 7 Offer Notice by such Selling Series A Holder and (ii) the denominator of which shall be the sum of (A) the number of Shares (calculated on an as-converted to Common Stock basis) held on the date of the Section 7 Offer Notice by all Selling Preferred Stock Holders participating in such sale and (B) the total number of Shares held by the Section 8 Seller on the date of the Section 7 Offer Notice by such Section 8 Seller.

(c)           Within fifteen (15) days after the delivery of the Co-Sale Notice, the Section 8 Seller will give written notice to the Corporation and each Selling Preferred Stock Holder specifying the number of Residual Shares to be sold by each Selling Preferred Stock Holder exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

(d)           Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Preferred Stock Holders shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”).  If a Selling Preferred Stock Holder exercised the Right of Co-Sale in accordance with this Section 8, then such Selling Preferred Stock Holder shall deliver to the Section 8 Seller at or before the Co-Sale Closing one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Preferred Stock Holder is entitled to sell pursuant to this Section 8 (or that number of shares of Preferred Stock which is at such time convertible into such number of Residual Shares).  At the Co-Sale Closing, the Section 8 Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and

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conditions specified in the Section 7 Offer Notice, and the Section 8 Seller will remit, or will cause to be remitted, to each Selling Preferred Stock Holder, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Preferred Stock Holder is entitled by reason of each Selling Preferred Stock Holder’s participation in such Transfer pursuant to the Right of Co-Sale.

(e)           If any of the Shares that were the subject of the Section 7 Offer Notice remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale under Sections 7 and 8 hereof, then the Section 8 Seller shall be free to Transfer, any such remaining shares to the proposed Transferee on the terms set forth in the Section 7 Offer Notice; provided, however, that if such Shares are not so Transferred during the seventy five (75) day period following the deemed delivery of the Section 7 Offer Notice, then the Section 8 Seller may not Transfer any of such remaining Shares without complying again in full with the provisions of this Agreement.

(f)            The provisions of this Section 8 shall not apply to and shall be subordinate to any Transfer or exercise of rights contemplated by Section 7.  The provisions of this Section 8 shall not apply to any Transfer permitted by Section 6(a).  In the event of any transfer pursuant to this Section 8, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to, all the restrictions imposed by this Agreement.

9.           Subsequent Stockholders.  The Corporation will not issue or sell, and no other party hereto will transfer, any Shares to any Person unless such Person agrees by a written consent or joinder to be bound by the terms of this Agreement in the same capacity as though he or she or it were an original signatory hereto or, if such Person is an employee, consultant or officer of the Corporation receiving Shares issued upon the exercise of options pursuant to a stock option or purchase plan or other incentive program approved by the Board, such Person shall become party hereto in the same capacity as any other Stockholder.  Upon the delivery to the Corporation of such written consent or joinder, such Person shall be bound by and be entitled to the benefits of this Agreement in such capacity.

10.        Legends.  Each certificate of the signatories hereto representing Shares shall bear the following legends until such time as the Shares represented thereby are no longer subject to the provisions hereof:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

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ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT AMONG NEVRO CORP., AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEVRO CORP.”.

11.        Entire Agreement; Amendment; Waiver; Termination.

(a)           This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement (and any other agreements contemplated hereby or thereby) among the Corporation and any Stockholder, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof or thereof.  No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement or in the applicable agreement listed above has been made or relied upon by any party to this Agreement.  This Agreement is not intended to confer upon any Person other than the parties and the Corporation any rights or remedies hereunder.

(b)           Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and approved by the Requisite Holders and the Corporation; provided, however, that if any proposed amendment or waiver would reasonably be expected to have a disproportionate adverse effect on the holders of Common Stock as compared to holders of Preferred Stock, then such proposed amendment or waiver shall also require the consent of holders of a majority of the shares of Common Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Corporation.

(c)           No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d)           Notwithstanding anything herein to the contrary, any additional party purchasing shares of Series A Preferred Stock after the date hereof in accordance with the terms and conditions of the Stock Purchase Agreement shall become a party to this Agreement as a Stockholder hereunder, without the need of any consent other than the consent of the Corporation, upon such purchaser’s execution of a counterpart signature page to this Agreement,

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and Schedule 1 to this Agreement may be revised to include such purchaser without requiring the consent of any of the parties hereto.

(e)           This Agreement shall automatically terminate upon the consummation of a Qualified Public Offering.

12.        Agreement for Further Execution.  Each Stockholder agrees upon request of the Board to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Corporation does, or proposes to do, business.  This Section 12 shall not prejudice or affect the rights of the Stockholders to approve certain amendments to this Agreement pursuant to Section 11.

13.        Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally, via facsimile transmission (with confirmation), or mailed, via certified mail (return receipt requested), or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally or via facsimile, three (3) Business Days after mailing, if mailed, or one (1) Business Day after delivery to the courier, if delivered by overnight courier service:

If to the Corporation:	Nevro Corp.
411 Acacia Avenue
Palo Alto, California 94306
Attention: Chief Executive Officer
Telecopy: (650) 251-0005

with copies sent concurrently to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Michael W. Hall, Esq.
Telecopy: (650) 463-2600

If to any Stockholder, to such Stockholder at the address indicated on Schedule 1 attached hereto hereto, as from time to time amended.  The Corporation or any Stockholder may change its address for Notices hereunder by a Notice given pursuant to this Section 13.

14.          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

15.          CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT

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ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN SAN FRANCISCO, CALIFORNIA AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

17.        Successors and Assigns.  Subject to the other provisions hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

18.        Disputed Matters.  Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the action of any Stockholder hereunder shall be submitted to arbitration in San Francisco, California before the American Arbitration Association under the commercial arbitration rules then obtaining of said Association.  Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof.  No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Stockholder except (i) an action to compel arbitration pursuant to this Section 18 or (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 18, in which case, the provisions of Sections 15 and 16 shall apply.  For the avoidance of doubt, the provisions of Sections 15 and 16 shall be subordinate to and shall only apply in connection with an action at law or in equity based upon clauses (i) and/or (ii) of the immediately preceding sentence of this Section 18.

19.        No Other Relationships.  Nothing herein contained shall be construed to constitute any Stockholder the legal representative or agent of any other Stockholder.  No party to this Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Agreement. This Agreement shall not limit in any manner the carrying on either by

15

the Stockholders or their respective Affiliates of their own respective businesses and activities.  The provisions of this Section 19 are not intended to limit or modify the restrictions or prohibitions of any employment agreements or other agreements regarding non-competition to which any Stockholder is a party.  To the extent that at law or in equity, a Stockholder has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to any other Stockholder, a Stockholder acting under this Agreement shall not be liable to the Corporation or to any Stockholder for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Stockholder otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Stockholder.

20.        Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

21.        Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

22.        Confidentiality; Public Announcements, Etc.  Each Stockholder agrees, and agrees to cause its Affiliates, to at all times hold in confidence and keep secret and inviolate all of the Corporation’s confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation, which the Stockholder or any such Affiliates may or hereafter come to know; provided, however, that, except as otherwise provided herein, the Stockholder may disclose any such information (a) to its representatives and agents who agree to be bound by such confidentiality provisions, (b) that otherwise is or has become generally available to the public (without breach of this Section 22), (c) as to which Stockholder has obtained knowledge from sources other than the Corporation or the Directors or the officers of the Corporation (provided, that such source is not bound by a confidentiality agreement with the Corporation), or (d) that it is required to disclose to any governmental authority by law or subpoena or judicial process or as is required to enforce its rights hereunder or that is required to be disclosed under the rules of any stock exchange to which any Stockholder or an Affiliate is subject, in which case, the disclosing Stockholder shall provide the Corporation with prompt advance notice of such disclosure so that the Corporation shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure required by the Securities and Exchange Commission or the rules of any stock exchange to which a Stockholder or any Affiliate of a Stockholder is subject, the disclosing Stockholder shall use reasonable efforts to obtain confidential treatment for such disclosure (to the extent reasonably available). Each Stockholder and its Affiliates agree that such confidential information shall be used only in

16

connection with the business of the Corporation, and the Stockholder’s investment therein, and not for any other purpose, including, without limitation, in connection with any competitive or potentially competitive activities.  Any publicity release, advertisement, filing, public statement or announcement made, regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by, and must be reasonably satisfactory to, the Corporation.

23.        Captions.  The captions in this Agreement are included for convenience or reference only and shall be ignored in the construction or interpretation hereof.

24.        Equity Splits.  All references to numbers of units in this Agreement shall be appropriately adjusted to reflect any dividend, split, combination or other recapitalization of equity of the Corporation occurring after the date of this Agreement.

25.        Aggregation of Equity.  All Shares held by any Affiliates of any Stockholder shall be aggregated together for the purposes of determining the availability of any rights of such Stockholder under this Agreement.

26.        Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

17

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NEVRO CORP.

By:
	Name:	Konstantinos Alataris
	Title:	Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ABERDARE VENTURES III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
	Name:	John H. Odden
	Title:	Manager

ABERDARE PARTNERS III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
	Name:	John H. Odden
	Title:	Manager

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC
Its:	Manager

By:
Name:
Title:

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC
Its:	Manager

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By: MPM BioVentures IV GP LLC
Its: General Partner

By: MPM BioVentures IV LLC
Its: General Partner

By:
Name:
Title: Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:
Its:

By:
Its:

By:
Name:
Title:

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:
Name:
Title: Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:
Name:
Title:

MAYO CLINIC

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

AMV PARTNERS II, L.P.

By:	Accuitive Medical Ventures II, LLC
Its:	General Partner

By:
Name: John Deedrick
Title: Managing Director

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MARK B. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Mark B. Knudson, Trustee

Name: Mark B. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Susan J. Knudson, Trustee

Name: Susan J. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

JAMES R. THACKER AND KATE WARD THACKER

Name: James R. Thacker

Name: Kate Ward Thacker

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

SCHEDULE 1

STOCKHOLDER LEDGER

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
Bay City Capital Fund IV, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	562,868	9,412,499
Bay City Capital Fund IV Co-Investment Fund, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	12,132	202,885
Three Arch Partners IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	97,840	9,407,661
Three Arch Associates IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	2,160	207,723
Mayo Foundation for Medical Education and Research 200 1st Street SW Rochester, MN 55905	1,000,000	1,373,626
MPM BioVentures IV GmBH & Co. Beteiligungs KG c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	2,674,035
MPM BioVentures IV-QP, L.P. c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	2,674,036
MPM Asset Management Investors BV4 LLC c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	146,434
Konstantinos Alataris 750 Battery Street Suite 400	275,000	—

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
San Francisco, CA 94111
Michael Masterson 750 Battery Street Suite 400 San Francisco, CA 94111	50,000	—
Aberdare Ventures III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	7,381,488
Aberdare Partners III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	173,456
Mark B. Knudson Revocable Trust Mark B. Knudson, Co-Trustee Dorsey & Whitney Trust Company, LLC, Co-Trustee	400,000	139,389
Susan J. Knudson Revocable Trust Susan J. Knudson, Co-Trustee Dorsey & Whitney Trust Company, LLC, Co-Trustee	—	69,644
Timothy R. Conrad	290,000	5,583
Sarah Conrad	—	139,389
Adrianus P. Donders	250,000	139,389
Robert S. Nickoloff	100,000	69,644
James R. Thacker and Kate Ward Thacker	58,333	412,087

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

SCHEDULE 2

SECTION 8 SELLERS

1.                                      Mayo Foundation for Medical Education and Research

2.                                      Konstantinos Alataris

3.                                      Michael Masterson

4.                                      Mark B. Knudson Revocable Trust

5.                                      Susan J. Knudson Revocable Trust

6.                                      Timothy R. Conrad

7.                                      Sarah Conrad

8.                                      Adrianus P. Donders

9.                                      Robert S. Nickoloff

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

EXECUTION COPY

NEVRO CORP.

FIRST AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This First Amendment to Amended and Restated Stockholders’ Agreement (this “Amendment”) by and among Nevro Corp., a Delaware corporation (the “Corporation”), and the undersigned stockholders of the Corporation is made and entered into as of August 26, 2008, with respect to that certain Amended and Restated Stockholders’ Agreement (the “Original Agreement”) dated as of June 4, 2008 by and among the Corporation and the stockholders listed on Schedule 1 thereto (each a “Stockholder” and collectively the “Stockholders”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Original Agreement.

RECITALS

WHEREAS, the Corporation and the Stockholders are parties to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of June 4, 2008, as amended by that certain First Amendment to Series A Convertible Preferred Stock Purchase Agreement dated as of even date herewith (together as amended, the “Purchase Agreement”), pursuant to which certain of the Investors and a new investor are purchasing additional shares of the Corporation’s Series A Preferred Stock (the “Series A Preferred Stock”) in the Second Closing (as defined in the Purchase Agreement).

WHEREAS, in connection with the Second Closing, the Corporation and the undersigned Stockholders desire to amend the Original Agreement in certain respects as set forth herein.

WHEREAS, pursuant to Section 11(b) of the Original Agreement, any provision of the Original Agreement may be amended or waived if such amendment or waiver is in writing and approved by the Requisite Holders (as defined below) and the Corporation; provided, however, that if any proposed amendment or waiver would reasonably be expected to have a disproportionate adverse effect on the holders of Common Stock as compared to holders of Preferred Stock, then such proposed amendment or waiver shall also require the consent of holders of a majority of the shares of Common Stock.

WHEREAS, pursuant to the Original Agreement, “Requisite Holders” means Stockholders holding not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class on an as-converted basis.

WHEREAS, any amendment, modification or waiver effected in accordance with Section 11(b) of the Original Agreement shall be binding upon each Stockholder and the Corporation.

WHEREAS, the undersigned Stockholders hold, in the aggregate not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Amendments.

(A).                            Clauses (i) and (iii) of the definition of “Exempt Issuances” in Section 1 of the Original Agreement are hereby amended to read in their entirety as follows:

“(i) the issuance or sale of Common Stock or options therefore, and the issuance of shares upon exercise of such options, up to 13,725,900 shares of Common Stock and such additional shares of Common Stock in excess of 13,725,900 as are approved by the Board, under the Corporation’s current equity incentive plan or any successor equity incentive plan or program thereto;”

“(iii) the issuance or sale of up to 59,752,743 shares of Series A Preferred Stock pursuant to the Stock Purchase Agreement, as amended from time to time, or the issuance of Common Stock issuable upon conversion of such Series A Preferred Stock and the Series A Preferred Stock outstanding as of the date hereof;”

(B).                            The first sentence of Section 3(a) of the Original Agreement is hereby amended by deleting the parenthetical “(subject to reduction pursuant to Sections 3(a)(iv)”:

(C).                            Section 3(a)(vi) of the Original Agreement is hereby amended to read in its entirety as follows:

“(vi)                        one (1) Director who shall be appointed by AMV Partners II, L.P.; and”

(D).                        The Stockholder Ledger attached as Schedule 1 to the Original Agreement is hereby amended in its entirety in the form attached as Schedule 1 hereto.

2.                                      Reference to and Effect on the Original Agreement.  On or after the date hereof, each reference in the Original Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Original Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Original Agreement, a reference to the Agreement, in any of such to be deemed a reference to the Original Agreement as amended hereby.

3.                                      No Other Amendments.  Except as set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms.

2

4.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties necessary to give effect to this Amendment, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.                                      Headings.  All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment or the Original Agreement.

6.                                      Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CORPORATION:

NEVRO CORP.

By:
Konstantinos Alataris
Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ABERDARE VENTURES III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
Name: John H. Odden
Title: Manager

ABERDARE PARTNERS III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
Name: John H. Odden
Title: Manager

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By:	Three Arch Management IV, L.L.C.
Its:	General Partner

By:
Name:
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By:	Three Arch Management IV, L.L.C.
Its:	General Partner

By:
Name:
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By:	MPM BIOVENTURES IV GP LLC, its General Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title: Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title: Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:	MPM BIOVENTURES IV LLC, its Manager

By:
Name:
Title: Member

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:
Name:
Title:

MAYO CLINIC

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMV PARTNERS II, L.P.

By:	Accuitive Medical Ventures II, LLC
Its:	General Partner

By:
Name: John Deedrick
Title: Managing Director

SIGNATURE PAGE TO NEVRO CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

SCHEDULE 1

STOCKHOLDER LEDGER

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
Bay City Capital Fund IV, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	562,868	17,480,356
Bay City Capital Fund IV Co-Investment Fund, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	12,132	376,786
Three Arch Partners IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	97,840	17,471,372
Three Arch Associates IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	2,160	385,770
Mayo Foundation for Medical Education and Research Attention: Nathan Stacy 200 1st Street SW Rochester, MN 55905	1,000,000	2,747,252
Mayo Clinic Attention: Nathan Stacy 200 1st Street SW Rochester, MN 55905	—	686,813
MPM BioVentures IV GmBH & Co. Beteiligungs KG c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	198,396
MPM BioVentures IV-QP, L.P. c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	5,149,675
MPM Asset Management Investors BV4 LLC c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th	—	146,434

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
Floor Boston, MA 02116
Konstantinos Alataris 411 Acacia Avenue Palo Alto, CA 94306	275,000	—
Michael Masterson 750 Battery Street Suite 400 San Francisco, CA 94111	50,000	—
Aberdare Ventures III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	15,434,020
Aberdare Partners III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	362,682
AMV Partners II, L.P. Attention: John Deedrick Accuitive Medical Ventures 3652 Hermann Court NE Rochester, MN 55906	—	13,736,263
Mark B. Knudson Revocable Trust Mark B. Knudson, Co-Trustee Dorsey & Whitney Trust Company, LLC, Co-Trustee	400,000	139,389
Susan J. Knudson Revocable Trust Susan J. Knudson, Co-Trustee Dorsey & Whitney Trust Company, LLC, Co-Trustee	—	69,644
Timothy R. Conrad	290,000	5,583
Sarah Conrad	—	139,389
Adrianus P. Donders	250,000	139,389
Robert S. Nickoloff	100,000	69,644

EXECUTION COPY

NEVRO CORP.

SECOND AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Second Amendment to Amended and Restated Stockholders’ Agreement (this “Amendment”) by and among Nevro Corp., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company is made and entered into as of December 12, 2008, with respect to that certain Amended and Restated Stockholders’ Agreement (the “Original Agreement”), dated as of June 4, 2008 by and among the Company and the stockholders listed on Schedule 1 thereto (each a “Stockholder” and collectively the “Stockholders”), as amended by that certain First Amendment to Amended and Restated Stockholders’ Agreement (the “First Amendment”), dated as of August 26, 2008, by and among the Company and the Stockholders (the Original Agreement, as amended by the First Amendment, is referred to herein as the “Stockholders’ Agreement”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Stockholders’ Agreement.

RECITALS

WHEREAS, Section 3 of the Stockholders’ Agreement provides that the Board of Directors of the Company (the “Board”) shall be comprised of seven (7) members, each of whom shall be elected pursuant to the terms thereof.

WHEREAS, the Company and the undersigned Stockholders wish to elect an eighth (8th) member to the Board on the terms as set forth in the Amendment.

WHEREAS, pursuant to Section 11(b) of the Stockholders’ Agreement, any provision of the Stockholders’ Agreement may be amended or waived if such amendment or waiver is in writing and approved by the Requisite Holders (as defined below) and the Company; provided, however, that if any proposed amendment or waiver would reasonably be expected to have a disproportionate adverse effect on the holders of Common Stock as compared to holders of Preferred Stock, then such proposed amendment or waiver shall also require the consent of holders of a majority of the shares of Common Stock.

WHEREAS, pursuant to the Stockholders’ Agreement, “Requisite Holders” means Stockholders holding not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class on an as-converted basis.

WHEREAS, any amendment, modification or waiver effected in accordance with Section 11(b) of the Stockholders’ Agreement shall be binding upon each Stockholder and the Company.

WHEREAS, the undersigned Stockholders hold, in the aggregate not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Amendments.

(A).                            The reference to “seven (7) persons” in Section 3(a) of the Stockholders’ Agreement is hereby amended to read “eight (8) persons.”

(B).                            Section 3(a)(v) of the Stockholders’ Agreement is hereby amended to read in its entirety as follows:

“(v)                           two (2) Directors who shall be neither employees nor consultants of the Corporation, who shall each be otherwise independent of the Corporation (as defined under NYSE rules) and who shall each be appointed by the holders of a majority of the Common Stock and the Requisite Holders;”

2.                                      Designation of Director.  Pursuant to the Stockholders’ Agreement, as amended by this Amendment, the undersign hereby appoint Jon Tremmel as the second director to be elected pursuant to Section 3(a)(v) of the Stockholders’ Agreement, as amended.

3.                                      Reference to and Effect on the Stockholders’ Agreement.  On or after the date hereof, each reference in the Stockholders’ Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Stockholders’ Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Stockholders’ Agreement, a reference to the Agreement, in any of such to be deemed a reference to the Stockholders’ Agreement as amended hereby.

4.                                      No Other Amendments.  Except as set forth herein, the Stockholders’ Agreement shall remain in full force and effect in accordance with its terms.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties necessary to give effect to this Amendment, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.                                      Headings.  All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment or the Stockholders’ Agreement.

7.                                      Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CORPORATION:

NEVRO CORP.

By:
Konstantinos Alataris
Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ABERDARE VENTURES III, LP

By: Aberdare GP III, LLC
Its: General Partner

By:
Name: John H. Odden
Title: Manager

ABERDARE PARTNERS III, LP

By: Aberdare GP III, LLC
Its: General Partner

By:
Name: John H. Odden
Title: Manager

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By: MPM BIOVENTURES IV GP LLC, its General Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title: Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By: MPM BIOVENTURES IV GP LLC, in its capacity as the
Managing Limited Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title: Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By: MPM BIOVENTURES IV LLC, its Manager

By:
Name:
Title: Member

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:
Name:
Title:

MAYO CLINIC

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

SECOND AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMV PARTNERS II, L.P.

By: Accuitive Medical Ventures II, LLC
Its: General Partner

By:
Name: John Deedrick
Title: Managing Director

EXECUTION COPY

NEVRO CORP.

THIRD AMENDMENT TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Third Amendment to Amended and Restated Stockholders’ Agreement (this “Amendment”) by and among Nevro Corp., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company is made and entered into as of March 8, 2010, with respect to that certain Amended and Restated Stockholders’ Agreement (the “Original Agreement”), dated as of June 4, 2008 by and among the Company and the stockholders listed on Schedule 1 thereto (each a “Stockholder” and collectively the “Stockholders”), as amended by that certain First Amendment to Amended and Restated Stockholders’ Agreement (the “First Amendment”), dated as of August 26, 2008, by and among the Company and the Stockholders, as amended by that certain Second Amendment to Amended and Restated Stockholders’ Agreement (the “Second Amendment”), dated as of December 12, 2008, by and among the Company and the Stockholders (the Original Agreement, as amended by the First Amendment and Second Amendment, is referred to herein as the “Stockholders’ Agreement”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Stockholders’ Agreement.

RECITALS

WHEREAS, the Corporation and the Stockholders are parties to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which certain of the Investors are purchasing additional shares of the Corporation’s Series A Preferred Stock (the “Series A Preferred Stock”) in one or more closings (the “Series A Extension Financing”).

WHEREAS, in connection with the Series A Extension Financing, the Corporation and the undersigned Stockholders desire to amend the Stockholders’ Agreement in certain respects as set forth herein.

WHEREAS, pursuant to Section 11(b) of the Stockholders’ Agreement, any provision of the Stockholders’ Agreement may be amended or waived if such amendment or waiver is in writing and approved by the Requisite Holders (as defined below) and the Corporation; provided, however, that if any proposed amendment or waiver would reasonably be expected to have a disproportionate adverse effect on the holders of Common Stock as compared to holders of Preferred Stock, then such proposed amendment or waiver shall also require the consent of holders of a majority of the shares of Common Stock.

WHEREAS, pursuant to the Stockholders’ Agreement, “Requisite Holders” means Stockholders holding not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class on an as-converted basis.

WHEREAS, any amendment, modification or waiver effected in accordance with Section 11(b) of the Stockholders’ Agreement shall be binding upon each Stockholder and the Corporation.

WHEREAS, the undersigned Stockholders hold, in the aggregate not less than a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Amendments.  Clauses (i) and (iii) of the definition of “Exempt Issuances” in Section 1 of the Stockholders’ Agreement are hereby amended to read in their entirety as follows:

“(i) the issuance or sale of Common Stock or options therefore, and the issuance of shares upon exercise of such options, up to 23,936,840 shares of Common Stock and such additional shares of Common Stock in excess of 23,936,840 as are approved by the Board, under the Corporation’s current equity incentive plan or any successor equity incentive plan or program thereto;”

“(iii) the issuance or sale of up to 57,701,424 shares of Series A Preferred Stock pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of February 26, 2010, as amended from time to time, or the issuance of Common Stock issuable upon conversion of such Series A Preferred Stock and the Series A Preferred Stock outstanding as of the date hereof;”

3.                                      Reference to and Effect on the Stockholders’ Agreement.  On or after the date hereof, each reference in the Stockholders’ Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Stockholders’ Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Stockholders’ Agreement, a reference to the Agreement, in any of such to be deemed a reference to the Stockholders’ Agreement as amended hereby.

4.                                      No Other Amendments.  Except as set forth herein, the Stockholders’ Agreement shall remain in full force and effect in accordance with its terms.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties necessary to give effect to this Amendment, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.                                      Headings.  All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment or the Stockholders’ Agreement.

7.                                      Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted

2

in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CORPORATION:

NEVRO CORP.

By:
Konstantinos Alataris
Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ABERDARE VENTURES III, LP

By: Aberdare GP III, LLC
Its: General Partner

By:
Name: John H. Odden
Title: Manager

ABERDARE PARTNERS III, LP

By: Aberdare GP III, LLC
Its: General Partner

By:
Name: John H. Odden
Title: Manager

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By: Bay City Capital Management IV LLC
Its: General Partner

By: Bay City Capital LLC
Its: Manager

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By: MPM BIOVENTURES IV GP LLC, its General Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:
Name:
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By: MPM BIOVENTURES IV LLC, its Manager

By:
Name:
Title:	Member

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:
Name:
Title:

MAYO CLINIC

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMV PARTNERS II, L.P.

By: Accuitive Medical Ventures II, LLC
Its: General Partner

By:
Name: John Deedrick
Title: Managing Director

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

MARK B. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Mark B. Knudson, Trustee

Name: Mark B. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Susan J. Knudson, Trustee

Name: Susan J. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

EXHIBIT F

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 4, 2008, is made and entered into by and among Nevro Corp., a Delaware corporation (the “Company”), and each of the stockholders of the Company listed on Exhibit A hereto, as such Exhibit A may be amended from time to time (the “Stockholders”).  For the purposes of this Agreement, the term “Company” shall be deemed to include and refer to any successor in interest to the Company, whether by means of statutory conversion, merger, consolidation, recapitalization, reorganization or otherwise.

RECITALS

WHEREAS, certain of the Stockholders (the “Existing Investors”) hold shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess certain registration rights under the Securities Act and applicable state securities laws and other rights and are subject to certain obligations pursuant to a Registration Rights Agreement dated as of October 6, 2006 by and among the Company and such Existing Investors, as amended by Amendment No. 1 dated as of November 1, 2006 (together as amended,  the “Prior Agreement”);

WHEREAS, pursuant to Section 14.3 of the Prior Agreement, the Prior Agreement may be amended, and any provision therein waived, with the written consent of the Company and the holders of at least a majority of the Registrable Securities;

WHEREAS, any amendment or waiver effected in accordance with Section 14.3 shall be binding upon each holder of Registrable Securities and the Company;

WHEREAS, the Company and the undersigned Existing Investors constituting not less than a majority of the Registrable Securities desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, pursuant to a Series A Convertible Preferred Stock Purchase Agreement, dated of even date herewith, between the Company and each of the Stockholders (the “Stock Purchase Agreement”), the Company has agreed to issue and sell to the Stockholders, and the Stockholders have agreed to purchase from the Company, shares of the Company’s Series A Preferred Stock; and

WHEREAS, in connection with the issuance of the Series A Preferred Stock pursuant to the Stock Purchase Agreement, the Company and the Stockholders deem it desirable to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.  In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Business Day” means each day other than a Saturday, a Sunday or any other day on which banking institutions in the city of San Francisco, California are authorized or obligated by law or executive order to be closed.

“Commission” means the Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Immediate Family Member” means with respect to any holder of Registrable Securities, the parents, siblings, spouse and issue, spouses of issue and any trust for the benefit of, or the legal representative of, any of the preceding Persons, or any partnership substantially all of the partners of which are one or more of such Persons or the holder of Registrable Securities or any limited liability company substantially all of the members of which are one or more of such Persons or the holder of Registrable Securities.

“Original Issue Price” means $0.364 per share for each share of Series A Preferred Stock.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock Registrable Securities” means at any time, any of the following owned by any equity holder of the Company party to this Agreement: (i) any common equity securities of the Company issuable upon conversion or exchange of the Series A Preferred Stock, or issuable or issued upon conversion or exchange of other equity securities of the Company into which the Series A Preferred Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion then outstanding which are then owned by any Stockholder, including any other Person who is a permitted transferee or assignee of such holder pursuant to Section 12 hereof; and (ii) any

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common equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of other equity securities issued or issuable as a dividend, stock split or other distribution with respect or in replacement of any equity securities referred to in (i) of this definition.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Qualified IPO” means a firm commitment underwritten public offering of Common Stock of the Company that yields net proceeds to the Company of not less than $30,000,000 (before deduction of underwriters commissions and expenses) at an equivalent price per share of Common Stock of not less than three (3) times the Original Issue Price (as adjusted for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction).

“Registrable Securities” means at any time, any of the following owned by any equity holder of the Company party to this Agreement: (i) Common Stock or other equity securities of the Company into which the Common Stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion which are then owned by any Stockholder, including any other Person who is a permitted transferee or assignee of such holder pursuant to Section 12 hereof; (ii) the Preferred Stock Registrable Securities; and (iii) any common equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of other equity securities issued or issuable as a dividend, stock split or other distribution with respect or in replacement of any equity securities referred to in (i) or (ii) of this definition; provided, however, that Registrable Securities shall not include any equity securities which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Stockholders’ Agreement” means that certain Amended and Restated Stockholders’ Agreement, dated of even date herewith, among the Company and each of the holders of shares of the Company’s capital stock signatory thereto, as amended from time to time.

2.                                      Demand Registration.

2.1                               Long-Form Registrations.

(a)                                 Subject to the terms of this Agreement, at any time after 180 days following the effective date of an initial public offering of the Company’s securities (an “IPO”), the holders of at least a majority of the Preferred Stock Registrable Securities may request

3

registration under the Securities Act of all or part of their then outstanding Registrable Securities represented by such Preferred Stock Registrable Securities on Form S-1 or any similar long-form registration; provided, that with respect to any demands under this clause (a) the anticipated aggregate offering price of the Registrable Securities covered by such registration exceeds $20,000,000 (net of underwriting discounts and commissions).

(b)                                 Within ten (10) days after receipt of any written request pursuant to this Section 2.1, the Company will give written notice of such request to all other holders of Registrable Securities and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after delivery of the Company’s notice, and, thereupon the Company will use its reasonable best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration.  All registrations requested pursuant to this Section 2.1 are referred to herein as “Long-Form Demand Registration.”  The Company shall not be obligated to effect, or to take any action to effect, more than two (2) Long-Form Demand Registrations pursuant to this Section 2.1.  In addition, the Company shall not be obligated to effect, or to take any action to effect, any Long-Form Demand Registration during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 3 hereof, unless such offering is the Company’s Qualified IPO, in which case, ending on a date 180 days after the effective date of such registration subject to Section 3 hereof; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

2.2                               Short-Form Registrations.  In addition to the Long-Form Demand Registration provided pursuant to Section 2.1 above, commencing the date on which the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration, the holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding will be entitled to request registrations under the Securities Act of all or part of their Registrable Securities on Form S-3, if available to the Company, or any similar short-form registration (“Short-Form Demand Registrations” and, together with the Long-Form Demand Registration, “Demand Registrations”); provided, however, that the anticipated aggregate offering amount of the Registrable Securities included in any such Short-Form Registration exceeds $2,000,000.  Promptly after receipt of any request pursuant to this Section 2.2, the Company will give written notice of such request to all other holders of Registrable Securities and will use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 days after delivery of the Company’s notice.  Once the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to make Short-Form Demand Registrations available for the sale of Registrable Securities.  Demand Registrations will be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form.  If a Short-Form Demand Registration is to be an underwritten Public Offering, and if the underwriters for marketing or other reasons request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Demand Registration, the Company will provide such information as may be reasonably requested for

4

inclusion by the underwriters in the Short-Form Demand Registration.  The Company shall be obligated to effect an unlimited number of, but shall not be obligated to pay for more than two (2), Short-Form Demand Registrations in any twelve month period pursuant to this Section 2.2.

2.3                               Payment of Expenses for Demand Registrations.  The Company will pay all Registration Expenses (as defined in Section 6 below) for the Demand Registrations permitted under Sections 2.1 and 2.2 (other than underwriting discounts and commissions incurred by each holder of the Company’s securities participating in the registration and subject to the limitation in Section 2.2).  A registration will not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (y) 120 days after the effective date of such registration statement, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the selling holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the holders of the Registrable Securities to be registered thereunder.

2.4                               Priority.  If a Demand Registration is an underwritten Public Offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of Registrable Securities and other securities requested to be included exceeds the number of securities which can be sold in the offering without adversely affecting the marketability of such offering, then the managing underwriter may exclude securities (including Registrable Securities) from the registration and the underwriting and the number of securities that may be included in such registration and underwriting shall include first, the Preferred Stock Registrable Securities Securities requested to be included in such registration, pro rata among the holders of such Preferred Stock Registrable Securities on the basis of the total number of Preferred Stock Registrable Securities owned by each such holder, second, the Registrable Securities (other than the Preferred Stock Registrable Securities) requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities owned by each such holder, and third, other equity securities requested to be included in such registration to be allocated pro rata among the holders of thereof on the basis of the number of such equity securities owned by each such holder.  In no event will a Demand Registration pursuant to Section 2.1 count as a Long-Form Demand Registration for purposes of Section 2.1 unless at least thirty percent (30%) of all Registrable Securities requested to be registered in such Demand Registration by the initiating holders are, in fact, registered and sold in such registration.

2.5                               Restrictions.  Except as contemplated by Section 2.2 hereof, the Company will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration.  With respect to any Demand Registration, if (a) the Board of Directors of the Company reasonably and in good faith determines that such filing would be seriously detrimental to the Company or its stockholders, or require a disclosure of a material

5

fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (b) the Company shall furnish the holders of Registrable Securities who have requested a Demand Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration; provided, that the Company may not postpone the filing or effectiveness of a registration statement for a Demand Registration more than once in any 12-month period; and provided, further, that the Company may not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO or a registration statement on Form S-8 or Form S-4 or any successor forms thereto).

2.6                               Selection of Underwriters. The holders of a majority of the Registrable Securities initiating the Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld or delayed.

3.                                      Piggyback Registration.

3.1                               Right to Piggyback.  At any time following a Qualified IPO, whenever the Company proposes to register any of its equity securities (or securities that are convertible into equity securities) under the Securities Act for its own account, and the registration form to be used may be used for the registration of any Registrable Securities (a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto), the Company will promptly give written notice to all holders of the Registrable Securities of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within 20 days after the delivery of the Company’s notice.

3.2                               Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, then the managing underwriter may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include first, any securities that the Company proposes to sell, second, the Preferred Stock Registrable Securities requested to be included in such registration, pro rata among the holders of such Preferred Stock Registrable Securities on the basis of the total number of Registrable Securities owned by each such holder, third, the Registrable Securities (other than the Preferred Stock Registrable Securities) requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities owned by each such holder, and fourth, other equity securities requested to be included in such

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registration to be allocated pro rata among the holders thereof on the basis of the number of such equity securities owned by each such holder.

3.3                               Selection of Underwriters.  In connection with any Piggyback Registration, the Company will have such right to select the managing underwriters (subject to the approval of the holders of a majority of the Registrable Securities requested to be included in such registration, which approval shall not be unreasonably withheld or delayed).

4.                                      Lock-Up Agreements.

4.1                               Holders’ Agreements.  To the extent not inconsistent with applicable law, in connection with an IPO, each holder of Registrable Securities agrees that upon request of the Company or the underwriters managing such offering, it will (a) not sell, make any short sale of, loan, grant any option for the purchase of, otherwise dispose of, hedge or transfer any of the economic interest in (or agree or commit to do any of the foregoing) any Registrable Securities (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, during the 180-day period following the effective date of such registration, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each officer and director and each third party who holds 1.0% or more of the outstanding equity securities of the Company also agrees to such restrictions.  Notwithstanding anything to the contrary contained in this Section 4.1, the 180-day lock-up period described above may be extended by the managing underwriters in their sole discretion for such period of time as is required in order to permit such managing underwriters or co-managers of the offering to publish or otherwise distribute research reports or make public appearances concerning the Company while complying with Rule 2711 of the National Association of Securities Dealers, Inc.  Nothing herein shall prevent a holder of Registrable Securities from transferring Registrable Securities to a permitted transferee as provided for in Section 7 of the Stockholders’ Agreement; provided, that any transferees of such Registrable Securities agrees to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

4.2                               Company’s Agreements.  The Company agrees not to effect, and, to the extent not inconsistent with applicable laws, to cause each holder of its equity securities purchased from the Company at any time after the date of this Agreement (except in a registered public offering) not to effect, in connection with an IPO, any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 180-day period following the effective date of such registration.

5.                                      Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:

(a)                                 prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a

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registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel designated by holders of a majority of the Registrable Securities covered by such registration statement);

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                                  furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)                                 use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject it to taxation in any such jurisdiction);

(e)                                  promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)                                   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, such securities exchange as the holders of a majority of the Registrable Securities included in such registration may request;

(g)                                  provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

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(h)                                 enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)                                     make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any seller of Registrable Securities except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;

(j)                                    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)                                 at least 48 hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of a majority of the Registrable Securities being registered shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws;

(l)                                     at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement:  (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such counsel, underwriters and the sellers may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or

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supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act;

(m)                             make senior executives of the Company reasonably available to assist the underwriters with respect to, and accompany the underwriters on, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of Registrable Securities pursuant to a registration statement; and

(n)                                 make generally available to its security holders an earnings statement of the Company that satisfies the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

6.                                      Registration Expenses.

6.1                               Company’s Expenses.  Subject to the limitation in Section 2.2, all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses incurred in connection with any “road show,” and fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration to represent all holders of Registrable Securities included in any registration and all independent certified public accountants, underwriters (excluding underwriting discounts and selling commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.  In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange; provided, however, that if a request for Demand Registration is subsequently withdrawn at the request of a majority of the holders of Registrable Securities requested to be registered, the holders of Registrable Securities who have withdrawn such request for Demand Registration shall forfeit such Demand Registration unless the holders of Registrable Securities to be registered pay (or reimburse the Company) for all of the Registration Expenses with respect to such withdrawn registration; provided, further, that if at the time of such withdrawal, the holders (A) have learned of a material adverse change in the condition, business or prospects of the Company that was not known to the holders at the time of their request and (B) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the holders shall not be required to pay any of such Registration Expenses and shall not forfeit their Demand Registration.

6.2                               Holder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, each holder of Registrable Securities included in a registration will pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder will be borne and paid by all sellers of securities

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included in such registration in proportion to the number of securities so included by each such seller.

7.                                      Indemnification.

7.1                               By the Company.  The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its members, managers, officers, employees and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.  The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.  Notwithstanding anything to the contrary contained herein, the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder of Registrable Securities, underwriter or controlling Person for any such loss, claim, damage, liability, expenses or action to the extent that it arises out of or is based upon an untrue statement or omission that is contained in or omitted from any information so furnished in writing by such holder, underwriter or controlling Person for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus.

7.2                               By Each Holder of Registrable Securities.  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its members, managers, directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities

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will be in proportion to and limited in all events to the gross proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, except in the case of willful fraud.  Notwithstanding anything to the contrary contained herein, the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the relevant holder of Registrable Securities (which consent shall not be unreasonably withheld).

7.3                               Procedure.  Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed).  The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances.  The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (A) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (B) which includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

7.4                               Survival.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

8.                                      Contribution.

8.1                               Contribution.  If the indemnification provided for in Section 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any

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costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  For the avoidance of doubt and notwithstanding anything to the contrary contained herein, in no event shall any contribution by a holder of Registrable Securities under this Section 8.1 exceed the gross proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, except in the case of willful fraud.

8.2                               Equitable Considerations; Etc.  The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.                                      Compliance with Rule 144 and Rule 144A.  In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144 of the Securities Act, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144.  Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

10.                               Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all

13

questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.                               Delay of Registration.  No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

12.                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee (a) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a holder of Registrable Securities, (b) that is an affiliated fund or entity of the holder of Registrable Securities, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (c) who is an Immediate Family Member of a holder of Registrable Securities, or (d) that is a trust for the benefit of an individual holder of Registrable Securities or such holder’s Immediate Family Member; provided, that the Company is, within a reasonable time after such transfer, furnished with a written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

13.                               Termination of Registration Rights.  No holder of Registrable Securities shall be entitled to exercise any registration rights provided in this Agreement after the earlier of (a) three (3) years following the consummation of a Qualified IPO, or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares of the Company’s equity securities during a three-month period without registration.

14.                               Miscellaneous.

14.1                        Limitations on Subsequent Registration Rights.  The Company has not entered, and will not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to and associated obligations of the holders of Registrable Securities in this Agreement.

14.2                        Adjustments Affecting Registrable Securities.  The Company will not take any action, or permit any change to occur, with respect to its Certificate of Incorporation, Bylaws, or other governing documents, as appropriate, which could reasonably be expected to adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Securities in any such registration.

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14.3                        Amendments and Waivers.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and Stockholders holding at least a majority of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of Stockholders holding all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities.  Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Company.  Notwithstanding anything herein to the contrary, any additional party purchasing shares of Series A Preferred Stock after the date hereof in accordance with the terms and conditions of the Stock Purchase Agreement shall become a party to this Agreement as a Stockholder hereunder, without the need of any consent other than the consent of the Corporation, upon such purchaser’s execution of a counterpart signature page to this Agreement, and Exhibit A to this Agreement may be revised to include such purchaser without requiring the consent of any of the parties hereto.

14.4                        Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.  In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted transferee or assignee of such Registrable Securities as provided for in Section 12 hereof and Section 7 of the Stockholders’ Agreement.

14.5                        Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

14.6                        Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally, via facsimile transmission (with confirmation), or mailed, via certified mail (return receipt requested), or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally or via facsimile, three (3) Business Days after mailing, if mailed, or one (1) Business Day after delivery to the courier, if delivered by overnight courier service:

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if to the Company to:

Nevro Corp.
411 Acacia Avenue
Palo Alto, California 94306
Attention: Chief Executive Officer
Telecopy:    (650) 251-0005

with copies sent concurrently to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Michael W. Hall, Esq.
Telecopy: (650) 463-2600

if to any holder of Registrable Securities:

to the address of such holder as the same appears on Exhibit A hereto (with copies to any parties identified thereon) or, otherwise on the books and records of the Company.

14.7                        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

14.8                        Disputed Matters.  Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the action of any Stockholder hereunder shall be submitted to arbitration in San Francisco, California before the American Arbitration Association under the commercial arbitration rules then obtaining of said Association.  Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof.  No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Stockholder except (i) an action to compel arbitration pursuant to this Section 14.8 or (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 14.8, in which case, the provisions of Sections 14.9 and 14.10 shall apply.  For the avoidance of doubt, the provisions of Sections 14.9 and 14.10 shall be subordinate to and shall only apply in connection with an action at law or in equity based upon clauses (i) and/or (ii) of the immediately preceding sentence of this Section 14.8.

14.9                        CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT

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ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA, AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN SAN FRANCISCO, CALIFORNIA AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.10                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

14.11                 Reproduction of Documents.  This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

14.12                 Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

14.13                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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14.14                 Entire Agreement.  This Agreement, together with all other agreements entered into by the parties hereto in connection therewith, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

14.15                 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEVRO CORP.

By:
Name: Konstantinos Alataris
Title: Chief Executive Officer

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC
Its:	Manager

By:
Name:
Title:

BAY CITY CAPITAL FUND IV
CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC
Its:	Manager

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ABERDARE VENTURES III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
Name: John H. Odden
Title: Manager

ABERDARE PARTNERS III, LP

By:	Aberdare GP III, LLC
Its:	General Partner

By:
Name: John H. Odden
Title: Manager

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THREE ARCH PARTNERS IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By: Three Arch Management IV, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MPM BIOVENTURES IV-QP, L.P.

By: MPM BioVentures IV GP LLC
Its: General Partner

By: MPM BioVentures IV LLC
Its: General Partner

By:
Name:
Title: Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:
Its:

By:
Its:

By:
Name:
Title:

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:
Name:
Title:	Member

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:
Name:
Title:

MAYO CLINIC

By:
Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMV PARTNERS II, L.P.

By:	Accuitive Medical Ventures II, LLC
Its:	General Partner

By:
Name: John Deedrick
Title: Managing Director

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARK B. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Mark B. Knudson, Trustee

Name: Mark B. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUSAN J. KNUDSON REVOCABLE TRUST U/A DTD 4/18/2003

By: Susan J. Knudson, Trustee

Name: Susan J. Knudson

By: Dorsey & Whitney Trust Company LLC, Trustee

Name:
Title:

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAMES R. THACKER AND KATE WARD THACKER

Name: James R. Thacker

Name: Kate Ward Thacker

SIGNATURE PAGE TO NEVRO CORP.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

STOCKHOLDERS

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
Bay City Capital Fund IV, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	562,868	9,412,499
Bay City Capital Fund IV Co-Investment Fund, L.P. Attention: Carl Goldfischer 750 Battery Street Suite 400 San Francisco, CA 94111	12,132	202,885
Three Arch Partners IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	97,840	9,407,661
Three Arch Associates IV, L.P. Attention: Bill Harrington 3200 Alpine Road Portola Valley, CA 94028	2,160	207,723
Mayo Foundation for Medical Education and Research Attn: Jeffrey Torborg 200 1st Street SW Rochester, MN 55905	1,000,000	2,747,252
Mayo Foundation for Medical Education and Research Attn: Jeffrey Torborg 200 1st Street SW Rochester, MN 55905	—	686,813
MPM BioVentures IV GmBH & Co. Beteiligungs KG c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	2,674,035
MPM BioVentures IV-QP, L.P. c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	2,674,036
MPM Asset Management Investors BV4 LLC c/o MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	—	146,434

Name/Address:	No. of Shares of Common Stock	No. of Shares of Series A Preferred Stock
Konstantinos Alataris 411 Acacia Avenue Palo Alto, CA 94306	275,000	—
Michael Masterson 750 Battery Street Suite 400 San Francisco, CA 94111	50,000	—
Aberdare Ventures III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	7,381,488
Aberdare Partners III, L.P. Attention: Paul Klingenstein Aberdare Ventures One Embarcadero Center Suite 4000 San Francisco, CA 94111	—	173,456
Mark B. Knudson Revocable Trust Mark B. Knudson, Trustee Dorsey & Whitney Trust Company, LLC, Trustee	400,000	345,432
Susan J. Knudson Revocable Trust Susan J. Knudson, -Trustee Dorsey & Whitney Trust Company, LLC, Trustee	—	138,325
Timothy R. Conrad	290,000	5,583
Sarah Conrad	—	139,389
Adrianus P. Donders	250,000	139,389
Robert S. Nickoloff	100,000	54,695
James R. Thacker and Kate Ward Thacker	58,333	412,087

EXHIBIT G
GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this        day of                                   , 20    , between Michael DeMane (“Executive”) and Nevro Corp. (the “Company” and, together with Executive, the “Parties”), effective eight days after Executive’s signature (the “Effective Date”), unless Executive revokes Executive’s acceptance as provided in Paragraph 1(b), below.

1.                                      General Release of the Company.  Executive understands that by agreeing to this release Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release and is released by Executive herein.

a)                                     On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them (provided that in the case of any individual, insurer or agent, only in connection with such person’s or entity’s official relationship with the Company and not in connection with any other capacity), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages and benefits.  Notwithstanding the generality of the foregoing, Executive does not release any claims that cannot be released as a matter of law including, without limitation, claims for indemnity under the California Labor Code and Executive’s right to bring to the attention of the Equal Employment Opportunity or California Department of Fair Employment and Housing claims of discrimination; provided, however, that Executive does release Executive’s right to secure damages for any alleged discriminatory treatment.  In addition, Executive does not release any rights or claims (i) to enforce the offer letter agreement entered into between Executive and the Company dated as of March     , 2011 (the “Offer Letter”), (ii) to be granted a Subsequent Option (as defined and set forth in the Offer Letter) in accordance with the Offer Letter in connection with certain financings prior to the date of Executive’s termination of employment, (iii) to be indemnified and advanced expenses under applicable law or pursuant to the Company’s (or any successor’s) corporate documents or to be covered under any directors’ and officers’ insurance policies and (iv) as a shareholder of the Company (or any successor).

b)                                     In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

i)                                         Executive has the right to consult with an attorney before signing this Release;

ii)                                      Executive has been given at least twenty-one (21) days to consider this Release;

iii)                                   Executive has seven (7) days after signing this Release to revoke Executive’s agreement to it, and this Release will not be effective, and Executive will not receive Executive’s severance benefits, until that revocation period has expired.  If Executive wishes to revoke Executive’s acceptance of this Release, Executive must deliver such notice in writing, no later than 5:00 p.m. on the 7th day following Executive’s signature to [NAME OF RESPONSIBLE PERSON] in Human Resources at [FAX NUMBER] by fax or [EMAIL ADDRESS] by e-mail.

c)                                      EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2.                                      Executive’s Representations.  Executive represents and warrants that:

a)                                     Executive has returned to the Company all Company property in Executive’s possession;

b)                                     Executive is not owed wages, commissions, bonuses or other compensation, other than wages through [LAST DATE OF EMPLOYMENT], any accrued, unused vacation earned through that date, any unreimbursed business expenses incurred and submitted in compliance with the Company’s expense reimbursement policies, and any amounts, entitlements or benefits due to him under the Employment Agreement (or not released herein);

c)                                      During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law;

d)                                     Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

e)                                      Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein with respect to claims released herein by Executive, nor will Executive do so in the future, except as specifically allowed by this Release.

2

3.                                      Maintaining Confidential Information.  Executive confirms his obligations under the Confidentiality Agreement (as defined in the Offer Letter).

4.                                      Cooperation With the Company.  Subject to his other personal and business commitments, Executive will reasonably cooperate with the Company in its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed and of which Executive has knowledge; provided that nothing herein shall require Executive to cooperate if such cooperation is adverse to his legal interests. The Company agrees to promptly reimburse Executive for any reasonable out of pocket expenses he incurs in connection with such cooperation.

5.                                      Severability.  The provisions of this Release are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

6.                                      Choice of Law.  This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7.                                      Integration Clause.  Other than the Offer Letter, this Release contains our entire agreement with regard to the transition and separation of Executive’s employment, and supersedes and replaces any prior agreements as to those matters, whether oral or written (other than the Offer Letter). This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and [                              ] of the Company.

8.                                      Execution in Counterparts.  This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.  Facsimile signatures shall have the same force and effectiveness as original signatures.

The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	COMPANY

[EXECUTIVE NAME]	By:
Title:

Date	Date

3

EXHIBIT H

CURRENT BOARD SERVICE AND CONSULTING ARRANGEMENTS

1.              Torax Medical, Inc., Independent Director

2.              Rotation Medical, Inc., Independent Director

3.              Denali Medical II, Independent Director

4.              SafeOrthopaedics, Independent Director and Consultant

5.              eResearch, Inc. (ERES), Independent Director, Chairman, Compensation Committee, member, Audit Committee

EXHIBIT I

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

FOR EMPLOYEES

This Proprietary Information and Inventions Agreement (this “Agreement”) is entered into between me and Nevro Corporation, a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns permitted by this Agreement (the “Company”), as a condition of my becoming employed (or my employment being continued) and in partial consideration for the employment, salary and any other benefits now and hereafter paid to me by the Company.

1.                                      PROPRIETARY INFORMATION

1.1                       I will observe complete confidentiality with respect to, and not disclose, Proprietary Information without the prior written permission of the Company, and will not use any Proprietary Information except as required to perform my job duties for the Company. I will not sell, license, disclose or otherwise exploit any Proprietary Information except as required by law or by any court, arbitrator or administrative or legislative body, with the prior written permission of the Company.  In addition, I may disclose Proprietary Information if necessary for the enforcement or defense of my rights under this Agreement or the offer letter agreement entered into between us dated as of March       , 2011 (the “Offer Letter”). “Proprietary Information” includes, but is not limited to (and, for the sake of clarity, includes Inventions, as defined below), any information relating or belonging to customers, customer lists or requirements, price lists or pricing structures, marketing and sales information, business plans or dealings, employees or officers, financial information and plans, designs, formulae, product lines, prototypes, services, research and development activities, source codes and computer systems, software, any document marked “Confidential” (or with a similar expression), or any information which I have been told is confidential or which I should reasonably expect would be regarded as confidential by the Company, its customers, suppliers, employees and other persons.

1.2                       I will not remove any Proprietary Information from the Company’s premises, except to the extent I am required to do so in the performance of my job duties. Upon the termination of my employment with the Company, or upon the Company’s, I will return to the Company all Proprietary Information, in whatever form or media, and any copies or reproductions thereof, that are in my possession. Notwithstanding the foregoing, I shall be permitted to retain copies of personnel documents that I signed, information about personal contacts, any information relating to my business expenses or compensation, any information I reasonably believe is necessary for my tax returns and any documentation relating to my rights as a shareholder in the Company.

2.                                      OWNERSHIP OF INTELLECTUAL PROPERTY

2.1                       I agree that any inventions, drawings, reports, specifications, formulae, product lines, business methods, data, prototypes, protocols, testing methods, assays, materials (biological, chemical or physical), market information, business analysis, methods of manufacture or use, designs, software codes or other works, technology, information or material that I create, conceive of or reduce to practice in connection with my employment with the Company or through using any equipment, supplies, facilities or other resources or trade secret information of the Company, including all patents, patent applications, designs, copyrights, trade secrets, proprietary information, and other intellectual property rights thereon or related thereto (the “Inventions”) shall be owned by the Company to the maximum extent permitted by applicable law and that all such Inventions are “works made for hire” or the equivalent thereof for purposes of the Company’s rights under applicable intellectual property laws.

2.2                       I agree that I will promptly disclose to the Company any Inventions developed by me whether alone or jointly with others.  I will also disclose to the Company all things that would be Inventions if made during the term of my employment that are conceived, reduced to practice, or developed by me whether alone or jointly with others within six (6) months of the termination of my employment with the Company.  Nothing herein shall require the trade secrets or confidential information of a third party be disclosed to the Company.  Any disclosure pursuant to this Section 2.2 shall be received by the Company in confidence.

2.3                       If applicable law vests any rights of ownership of any Inventions in me, I hereby assign to the Company, without further consideration (except as otherwise required by applicable law, collective bargaining agreement or contract), by way of present assignment of existing and future rights, all of my right, title and interest in and to such Inventions, effective as of the moment of creation of such works, including, but not limited to all right to enforce such rights and bring suit for past, present or future infringement of such rights.  I will execute, without further consideration, all documents as requested by the Company (at the Company’s sole expense) that may be necessary or desirable to effectuate or document these assignments. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to execute and file any documents, applications or related filings and to do all other lawfully permitted acts to further the purposes set forth above in this Section 2, including the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Inventions and improvements thereto with the same legal force and effect as if executed by me.

2.4                       In addition to the foregoing assignment of Inventions to the Company, I hereby assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property or other rights in any Invention; and (ii) any and all Moral Rights (as defined below) I may have in or with respect to any Invention, even after termination of my work on behalf of the Company.  “Moral Rights” means any rights to claim authorship of an invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

2.5                       To the extent such works or rights assigned in Sections 2.3 and 2.4 cannot be assigned, by operation of law or otherwise, I hereby irrevocably waive any right or interest I may have in and to such works (including Moral Rights) as against the Company, and consent without further consideration to any use or actions the Company may make or take with respect to such works that would otherwise violate my rights or interests in works absent such consent.

2.6                       I hereby agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company or as described in Section 2.2 hereof, which records shall be available to and remain the sole property of the Company at all times.

2.7                       I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A).  I will advise the Company promptly in writing of any inventions that I believe meet such provisions.

3.                                      NON-SOLICITATION

I agree that during the term of my relationship with the Company, and for the period of time commencing on the date of the termination of my relationship with the Company for any reason, whether with or without cause, and ending on the earliest of (a) the date that is twenty four (24) months after the date of such termination, (b) in the event such termination occurs following a Change in Control (within the meaning of the Offer Letter), the date that is twelve (12) months after the date of such termination or (c) the latest date permitted by law (the “Restricted Period”), I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.  Further, during my relationship with the Company and at any time following termination of my relationship with the Company for any reason, with or without cause, I shall not use any Proprietary Information of the Company to attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person, either directly or indirectly, to direct his or its purchase of products and/or services which are offered by the Company to any person, firm, corporation, institution or other entity in competition with the business of the Company if such person, firm, corporation, institution or other entity is a “Competing Business” as defined in Section 8 of the Offer Letter (“Restricted Activity”).  For the avoidance of doubt, the provisions of this Agreement shall not prevent me from working for or providing services to an entity (including any subsidiary, division or affiliate thereof) which engages in a Restricted Activity as long as I am not using Proprietary Information of the Company in connection with my working for or providing services to such entity or in connection with the other activities prohibited under this Section 3..

4.                                      MISCELLANEOUS

4.1                               I represent that my performance of all the terms of this Agreement will not breach any agreement or obligation to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or in conflict with my employment with the Company.

4.2                               During my employment by the Company, I will not improperly use or disclose any confidential information, intellectual property or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless expressly authorized in writing by that former employer or person.  I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

4.3                               In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

4.4                               I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

4.5                               This Agreement shall be effective as of the first day of my employment by the Company, and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

4.6                               The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor-in-interest to the Company or other assignee who acquires all or substantially all of the assets of the Company provided such successor-in-interest or assignee fully assumes the Company’s obligations under the Offer Letter.  My obligations hereunder with respect to confidentiality and non-disclosure of information shall continue for so long as the Company continues to treat such information as Proprietary Information.

4.7                               Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

4.8                               If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

4.9                               This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company.

4.10                        I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Francisco, California for any lawsuit filed there against me by the Company arising from or related to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year written below.

Nevro Corp.

By:

Name:

Title:

Signature of Employee

Name of Employee

Position or Title

Date

EXHIBIT A

Section 2870 of the California Labor Code is as follows:

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)  Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT J

GOLDEN PARACHUTE EXCISE TAX PROVISIONS.

In the event that the Company undergoes a 280G Change in Control (as defined in Section 4(a) below), the provisions set forth in this Exhibit J shall apply with respect to any Contingent Payments (as defined in Section 4 (b) below) payable to you in connection with such 280G Change in Control.

1.                                      Change in Control Prior to an Initial Public Offering.  In the event the Company undergoes a 280G Change in Control at a time when none of its capital stock is readily tradeable on an established stock exchange or otherwise, and it is determined that that any portion of the Contingent Payments otherwise payable to you in connection with such Change in Control would be subject to the excise tax imposed under section 4999 of the Code (the “Excise Tax”), then the following provisions shall apply.

(a)                                 Upon your written request, the Company shall schedule a stockholder vote that complies with the applicable stockholder approval requirements described in Treas. Reg. §1.280G-1, Q&A-7, in order to seek stockholder approval solely of that portion of the total amount of the Contingent Payments payable to you that, if eliminated, would result in no Excise Tax being imposed with respect to any of such Contingent Payments. Such portion of the total amount of your Contingent Payments is referred to hereinafter as the “Parachute Payment Portion”. The particular Contingent Payments to be included in the Parachute Payment Portion that is submitted for stockholder approval shall be determined in the order of priority specified in Section 1(d) below. If such Contingent Payments are approved by the Company’s stockholders in a vote taken in compliance with all of the shareholder approval requirements applicable to such Payments under Code Treas. Reg. §1.280G-1, Q&A-7, then the entire amount of all of your Contingent Payments shall be paid or provided to you without any reduction thereof.  If such Payments are not so approved, then the particular Contingent Payments included in the Parachute Payment Portion that were not approved by the stockholders shall not be paid or provided to you, but the remaining portion of your Contingent Payments shall be paid or provided to you.

(b)                                 If you do not elect to have the Parachute Payment Portion of your Contingent Payments submitted for approval by the Company’s stockholders in accordance with Section 1(a) above, then except as provided in Section 1(c) below, the total amount of the Contingent Payments otherwise payable to you shall be reduced by the smallest amount necessary in order for no portion of your total Contingent Payments to be subject to the Excise Tax.

(c)   No reduction in any of your Contingent Payments shall be made pursuant to Section 1(b) above if the After Tax Amount of the Contingent Payments payable you without such reduction would exceed the After Tax Amount of the reduced Contingent Payments payable to you in accordance with Section 1(b) above. For purposes of the foregoing, (A) the “After Tax Amount” of your Contingent Payments, as computed with, and as computed without, the reduction provided for under Section 1(b), shall mean the amount of the Contingent Payments, as so computed, that you would retain after payment of all taxes (including without limitation any federal, state or local income taxes, any excise taxes, any employment taxes and any other taxes) imposed with respect to such Contingent Payments in the year or years in which payable; and (B) the amount of such taxes shall be computed at the rates in effect under the applicable tax laws in the year in which the 280G Change in Control occurs, and in the case of any income taxes, by using the maximum combined federal, state and (if applicable) local income tax rates then in effect under such laws.

(d)                                 Any reduction in your Contingent Payments required to be made pursuant to Section 1(b) above (the “Required Reduction”) shall be made as follows: first, any such Payments that became fully vested prior to the 280G Change in Control and that pursuant to paragraph (b) of Treas. Reg. §1.280G-1, Q/A 24 are treated as Contingent Payments solely by reason of the acceleration of their originally scheduled dates of payment shall be reduced, by cancellation of the acceleration of their dates of payment; second, any severance payments or benefits, performance-based cash or equity incentive awards, or other Continent Payments the full amounts of which are treated as contingent on the Change in Control pursuant to paragraph (a) of Treas. Reg. §1.280G-1, Q/A 24  shall be reduced; and third, any cash or equity incentive awards, or nonqualified deferred compensation amounts, that vest solely based on your continued service with the Company, and that pursuant to paragraph (c) of Treas. Reg. §1.280G-1, Q/A 24 are treated as contingent on the Change in Control because they become vested as a result of the Change in Control, shall be reduced, by canceling the acceleration of their vesting. In each case, the amounts of the Contingent Payments shall be reduced in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced only to the extent necessary to achieve the Required Reduction.

2.                                      Change in Control after an Initial Public Offering.   In the event the Company undergoes a 280G Change in Control at time when its capital stock is readily tradeable on an established stock exchange or otherwise, then if it is determined that any Contingent Payment payable to you is subject, in whole or in part, to the Excise Tax, you shall be entitled to receive an additional payment (a “Gross-up Payment”) in an amount such that after payment by you of all taxes imposed with respect to such Gross-up Payment (including, without limitation, any income, employment, excise or other taxes, and any interest or penalties imposed with respect to such taxes) you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Contingent Payment or any part thereof, together with any interest or penalties imposed with respect to such Excise Tax.  Any Gross-up Payment payable to you with respect to any Excise Tax (and interest or penalties imposed with respect thereto) shall be made to you by no later than 5 days prior to the due date for payment thereof, or if the amount of such Gross-up Payment cannot be determined as of such date, as soon thereafter as it can be determined but in any event by no later that by December 31 of the year following the year in which the Excise Tax (and any income or employment taxes, interest or penalties to which such Gross-up Payment relates)  are remitted to the applicable taxing authorities.

3.                                      Parachute Payment Determinations.  By no later than 30 days prior to the closing of the transaction or the occurrence of the event that constitutes the 280G Change in Control, or as soon thereafter as administratively practicable, determinations shall be made as to the following: (x) whether any Excise Tax will be payable with respect your Contingent Payments and if so, the amount of thereof; (y) if Section 1(a) above applies, (A) the amount of the Parachute Payment Portion of your Contingent Payments, and the particular Contingent Payments to be included therein, if you request stockholder approval for such Payments, or (B) the amount of the reductions, if any, required to be made to your Contingent Payments under Sections 1(b) and 1(c) above if you do not request stockholder approval, and the manner of implementing any such reductions in accordance with Section 1(d) above; and (z) ) if Section 2 above applies, the amount of the Gross-up Payment to be made to you with respect to the Excise Tax payable with respect to your Contingent Payments. Such determinations, and the assumptions to be utilized in arriving at such determinations (other than those assumptions specified in the last two sentences of this Section 3, shall be made by an independent auditor (the “Auditor”) jointly selected by you and the Company, all of whose fees and expenses shall be borne and directly paid solely by the Company.  The Auditor shall provide a written report of its determinations, including detailed supporting calculations, both to you and to the Company. The determinations made by Auditor hereunder shall be binding upon the Company.

4.                                      Definitions.  For purposes of the foregoing, the following terms shall have the following meanings:

(a)                                 “280G Change in Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as determined in accordance with section 280G(b)(2) of the Code and the regulations issued thereunder.

(b)                                 “Contingent Payments” shall mean any payments or benefits in the nature of compensation that are to be paid or provided to you or for your benefit in connection with a 280G Change in Control (whether under this Agreement or otherwise, including by the entity, or by any affiliate of the entity, whose acquisition of the stock of the Company or its assets constitutes the Change in Control) if you are a “disqualified individual” (as defined in section 280G(c) of the Code) at the time of the 280G Change in Control, to the extent that such payments or benefits are “contingent” on the 280G Change in Control within the meaning of section 280G(b)(2)(A)(i) of the Code and the regulations issued thereunder .